Exhibit 4.2

EXECUTION VERSION

STORE MASTER FUNDING I, LLC,

as an Issuer,

STORE MASTER FUNDING II, LLC,

as an Issuer,

STORE MASTER FUNDING III, LLC

as an Issuer,

STORE MASTER FUNDING IV, LLC

as an Issuer,

STORE MASTER FUNDING V, LLC

as an Issuer,

STORE MASTER FUNDING VI, LLC

as an Issuer,

STORE MASTER FUNDING VII, LLC

as an Issuer,

STORE MASTER FUNDING XIV, LLC

as an Issuer,

STORE MASTER FUNDING XIX, LLC

as an Issuer,

STORE MASTER FUNDING XX, LLC

as an Issuer,

STORE MASTER FUNDING XXII, LLC

as an Issuer,

STORE MASTER FUNDING XXIV, LLC

as an Issuer,

and

CITIBANK, N.A.

as Indenture Trustee

SERIES 2024-1 SUPPLEMENT

Dated as of April 18, 2024

to

TENTH AMENDED AND RESTATED MASTER INDENTURE

Dated as of April 18, 2024

NET-LEASE MORTGAGE NOTES, SERIES 2024-1

Exhibits
EXHIBIT A	Additional Representations and Warranties

Schedules
SCHEDULE I-A	Properties / Tenants
SCHEDULE I-B	Mortgage Loans
SCHEDULE I-C	Representations and Warranties Exception Schedule
SCHEDULE II	Reserved
SCHEDULE III-A	Amortization Schedule (Series 2015-1 Notes)
SCHEDULE III-B	Amortization Schedule (Series 2016-1 Notes)
SCHEDULE III-C	Amortization Schedule (Series 2018-1 Notes)
SCHEDULE III-D	Amortization Schedule (Series 2019-1 Notes)
SCHEDULE III-E	Amortization Schedule (Series 2021-1 Notes)
SCHEDULE III-F	Amortization Schedule (Series 2023-1 Notes)
SCHEDULE III-G	Amortization Schedule (Series 2024-1 Class A-1 (AAA) Notes)
SCHEDULE III-H	Amortization Schedule (Series 2024-1 Class A-2 (AAA) Notes)
SCHEDULE III-I	Amortization Schedule (Series 2024-1 Class A-3 (AA) Notes)
SCHEDULE III-J	Amortization Schedule (Series 2024-1 Class A-4 (AA) Notes)

SERIES 2024-1 SUPPLEMENT, dated as of April 18, 2024 (this “Series 2024-1 Supplement”), among STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC, STORE Master Funding VI, LLC, STORE Master Funding VII, LLC, STORE Master Funding XIV, LLC, STORE Master Funding XIX, LLC, STORE Master Funding XX, LLC, STORE Master Funding XXII, LLC, STORE Master Funding XXIV, LLC (each an “Issuer” and together, the “Issuers”) and Citibank, N.A. (the “Indenture Trustee”).

Pursuant to this Series 2024-1 Supplement to the Tenth Amended and Restated Master Indenture (the “Master Indenture”), dated as of April 18, 2024, among the Issuers and the Indenture Trustee, the Issuers and the Indenture Trustee hereby create a new Series of Notes (the “Series 2024-1 Notes”), which consists of the Series 2024-1 Class A-1 (AAA) Notes, the Series 2024-1 Class A-2 (AAA) Notes, the Series 2024-1 Class A-3 (AA) Notes and the Series 2024-1 Class A-4 (AA) Notes (each, as defined below), and specify the Principal Terms thereof.

Pursuant to the Ninth Amended and Restated Master Indenture, dated as of May 31, 2023, as supplemented by the Series 2015-1 Supplement (as amended by the Omnibus Amendment Number One, dated May 4, 2017 (the “Omnibus Amendment”), among the Issuers and the Indenture Trustee, the “Series 2015-1 Supplement”), dated as of April 16, 2015, among STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC, STORE Master Funding VI, LLC, STORE Master Funding VII, LLC and the Indenture Trustee, as further supplemented by the Series 2016-1 Supplement (as amended by the Omnibus Amendment, “Series 2016-1 Supplement”), dated as of October 18, 2016, among the STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC, STORE Master Funding VI, LLC and STORE Master Funding VII, LLC and the Indenture Trustee, as further supplemented by the Series 2018-1 Supplement (as amended by the Omnibus Amendment, “Series 2018-1 Supplement”), dated as of October 22, 2018, among STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC, STORE Master Funding VI, LLC, STORE Master Funding VII, LLC and the Indenture Trustee, as further supplemented by the Series 2019-1 Supplement (as amended by the Omnibus Amendment, “Series 2019-1 Supplement”), dated as of November 13, 2019, among STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC, STORE Master Funding VI, LLC, STORE Master Funding VII, LLC, STORE Master Funding XIV, LLC and the Indenture Trustee, as further supplemented by the Series 2021-1 Supplement (as amended by the Omnibus Amendment, “Series 2021-1 Supplement”), dated as of June 29, 2021, among STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC, STORE Master Funding VI, LLC, STORE Master Funding VII, LLC, STORE Master Funding XIV, LLC, STORE Master Funding XIX, LLC, STORE Master Funding XX, LLC and the Indenture Trustee, and as further supplemented by the Series 2023-1 Supplement (as amended by the Omnibus Amendment, “Series 2023-1 Supplement”), dated as of May 31, 2023, among STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC, STORE Master Funding VI, LLC, STORE Master Funding VII, LLC, STORE Master Funding XIV, LLC, STORE Master Funding XIX, LLC, STORE Master Funding XX, LLC, STORE Master Funding XXIV, LLC and the Indenture Trustee issued the Net-Lease Mortgage Notes, Series 2023-1 (the “Series 2023-1 Notes”), with an initial series principal balance equal to $548,000,000.

Pursuant to the Eighth Amended and Restated Master Indenture, dated as of June 29, 2021, as supplemented by the Series 2015-1 Supplement, as further supplemented by the Series 2016-1 Supplement, as further supplemented by the Series 2018-1 Supplement, as further supplemented by the Series 2019-1 Supplement, and as further supplemented by the Series 2021-1 Supplement, dated as of June 29, 2021, among STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC, STORE Master Funding VI, LLC, STORE Master Funding VII, LLC, STORE Master Funding XIV, LLC, STORE Master Funding XIX, LLC, STORE Master Funding XX, LLC and the Indenture Trustee issued the Net-Lease Mortgage Notes, Series 2021-1 (the “Series 2021-1 Notes”), with an initial series principal balance equal to $550,000,000.

Pursuant to the Seventh Amended and Restated Master Indenture, dated as of November 19, 2019, as supplemented by the Series 2015-1 Supplement, as further supplemented by the Series 2016-1 Supplement, as further supplemented by the Series 2018-1 Supplement and as further supplemented by the Series 2019-1 Supplement, STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC, STORE Master Funding VI, LLC, STORE Master Funding VII, LLC, and STORE Master Funding XIV, LLC issued the Net-Lease Mortgage Notes, Series 2019-1 (the “Series 2019-1 Notes”), with an initial series principal balance equal to $663,000,000.

Pursuant to the Sixth Amended and Restated Master Indenture, dated as of October 22, 2018, as supplemented by the Series 2015-1 Supplement, as further supplemented by the Series 2016-1 Supplement and as further supplemented by the Series 2018-1 Supplement, STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC, STORE Master Funding VI, LLC and STORE Master Funding VII, LLC issued the Net-Lease Mortgage Notes, Series 2018-1 (the “Series 2018-1 Notes”), with an initial series principal balance equal to $626,000,000.

Pursuant to the Fifth Amended and Restated Master Indenture, dated as of October 18, 2016, as supplemented by the Series 2015-1 Supplement, and as further supplemented by the Series 2016-1 Supplement, STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC, STORE Master Funding VI, LLC and STORE Master Funding VII, LLC issued the Net-Lease Mortgage Notes, Series 2016-1 (the “Series 2016-1 Notes”), with an initial series principal balance equal to $355,000,000.

Pursuant to the Fourth Amended and Restated Master Indenture, dated as of April 16, 2015, as supplemented by the Series 2015-1 Supplement, STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC and STORE Master Funding VI, LLC issued the Net-Lease Mortgage Notes, Series 2015-1 (the “Series 2015-1 Notes”), with an initial series principal balance equal to $395,000,000. The Series 2015-1 Class A-1 Notes were previously redeemed.

The Series 2015-1 Class B Notes, Series 2016-1 Class B Notes and Series 2018-1 Class B Notes were cancelled in November 2019.

Pursuant to the Indenture, the Issuers, together with any applicable co-issuers, may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a related Series Supplement to the Indenture.

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Master Indenture or in the Property Management Agreement, as applicable.

“Accrual Period”: With respect to the Series 2024-1 Notes and any Payment Date, the period from and including the immediately preceding Payment Date (or, with respect to the initial Accrual Period, from and including the Series Closing Date) to, but excluding, such Payment Date.

“Allocated Loan Amount”: As defined in the Property Management Agreement.

“Allocated Release Amount”: For a Released Asset (other than any Delinquent Asset or Defaulted Asset purchased by the Special Servicer or the Property Manager or any assignee thereof or sold to a STORE SPE), an amount equal to the lesser of (A) the Fair Market Value of such Released Asset and (B) one hundred fifteen percent (115%) of the Allocated Loan Amount of such Released Asset.

“Anticipated Repayment Date”: With respect to the Series 2024-1 Class A-1 (AAA) Notes and the Series 2024-1 Class A-3 (AA) Notes, the Payment Date occurring in April 2029 and with respect to the Series 2024-1 Class A-2 (AAA) and the Series 2024-1 Class A-4 (AA) Notes, the Payment Date occurring in April 2031.

“Collateral Defect”: As defined in the Property Management Agreement.

“Controlling Party”: With respect to the Series 2024-1 Notes, Noteholders (excluding STORE Capital and any of its affiliates) representing in the aggregate more than 50% of the Outstanding Principal Balance of the Series 2024-1 Class A (AAA) Notes, or, if such Series 2024-1 Class A (AAA) Notes have been paid in full, Noteholders (excluding STORE Capital and any of its affiliates) representing in the aggregate more than 50% of the Outstanding Principal Balance of the Series 2024-1 Class A (AA) Notes.

“Double-Net Lease Properties”: Properties for which the Tenant is responsible for property taxes, insurance and ordinary repairs and maintenance, and the lessor is responsible for structural repairs and maintenance.

“Early Amortization Period”: With respect to the Series 2024-1 Notes, (a) as defined in the Master Indenture and (b) in the event that the Issuers do not repay the Outstanding Principal Balance of the Series 2024-1 Notes in full on or prior to the applicable Anticipated Repayment Date commencing on the applicable Anticipated Repayment Date.

“Early Refinancing Notice Date”: As defined in Section 2.05.

“Early Refinancing Prepayment”: As defined in Section 2.05.

“Eligible Office Properties”: Single tenant property primarily used as office space and essential to a Tenant’s operating business.

“Guaranty”: With respect to the Series 2024-1 Notes, the Guaranty, dated as of August 23, 2012, by STORE Capital in favor of the Indenture Trustee and the Collateral Agent, for the benefit of the Noteholders, as amended and as may be further amended or restated from time to time.

“Indenture”: With respect to the Series 2024-1 Notes, the Tenth Amended and Restated Master Indenture, dated as of April 18, 2024, as supplemented by the Series 2015-1 Supplement, the Series 2016-1 Supplement, the Series 2018-1 Supplement, the Series 2019-1 Supplement, the Series 2021-1 Supplement, the Series 2023-1 and this Series 2024-1 Supplement and any other Series Supplement, as applicable, each as may be amended or supplemented from time to time.

“Indenture Trustee Fee Rate”: With respect to the Series 2024-1 Notes, 0.0104%.

“Initial Principal Balance”: With respect to each Class of the Series 2024-1 Notes, as set forth on the table in Section 2.01(a) hereof.

“Initial Purchaser”: Each of Atlas SP Securities, a division of Apollo Global Securities, LLC, Citigroup Global Markets Inc., BofA Securities, Inc., Truist Securities, Inc., Capital One Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Scotia Capital (USA) Inc.

“Issuer Interests”: The limited liability company interests of STORE Master Funding I, LLC, STORE Master Funding II, LLC, STORE Master Funding III, LLC, STORE Master Funding IV, LLC, STORE Master Funding V, LLC, STORE Master Funding VI, LLC, STORE Master Funding VII, LLC, STORE Master Funding XIV, LLC, STORE Master Funding XIX, LLC, STORE Master Funding XX, LLC, STORE Master Funding XXII, LLC and STORE Master Funding XXIV, LLC.

“Issuer Member”: With respect to the Series 2024-1 Notes, STORE Capital Acquisitions, LLC.

“Limited Liability Company Agreement”: (i) The Second Amended and Restated Limited Liability Company Agreement of STORE Master Funding I, LLC, dated as of November 14, 2013; (ii) the Third Amended and Restated Limited Liability Company Agreement of STORE Master Funding II, LLC, dated as of November 14, 2013; (iii) the Second Amended and Restated Limited Liability Company Agreement of STORE Master Funding III, LLC, dated as of November 14, 2013; (iv) the Amended and Restated Limited Liability Company Agreement of STORE Master Funding IV, LLC, dated as of November 14, 2013; (v) the Amended and Restated Limited Liability Company Agreement of STORE Master Funding V, LLC, dated as of April 28, 2014; (vi) the Amended and Restated Limited Liability Company Agreement of STORE Master Funding VI, LLC, dated as of April 15, 2015; (vii) the Amended and Restated Limited

Liability Company Agreement of STORE Master Funding VII, dated as of October 13, 2016, LLC; (viii) the Limited Liability Company Agreement of STORE Master Funding XIV, LLC, dated as of October 21, 2016; (ix) the Limited Liability Company Agreement of STORE Master Funding XIX, LLC, dated as of November 18, 2019; (x) the Limited Liability Company Agreement of STORE Master Funding XX, LLC, dated as of November 18, 2019, each as may be amended or restated from time to time; (xi) the Limited Liability Company Agreement of STORE Master Funding XXII, LLC, dated as of April 9, 2021, each as may be amended or restated from time to time; and (xii) the Limited Liability Company Agreement of STORE Master Funding XXIV, LLC, dated as of October 8, 2021, each as may be amended or restated from time to time.

“Make Whole Amount”: With respect to the Series 2024-1 Notes and any Payment Date (I) upon which any Unscheduled Principal Payment related to any Third Party Option Price received as a result of a Third Party Purchase Option, Payoff Amounts received in connection with releases and sales of Leases and Properties, any proceeds derived from each un-leased Property (exclusive of related operating costs, including certain reimbursements payable to the Property Manager in connection with the operation and disposition of such un-leased Property), or any other amount disbursed from the Release Account to the Collection Account relating to Released Assets, shall be paid pursuant to Section 2.02 of this Series Supplement or (II) with respect to the Series 2024-1 Class A-1 (AAA) Notes or the Series 2024-1 Class A-3 (AA) Notes, that occurs more than twenty-four (24) months, and with respect to the Series 2024-1 Class A-2 (AAA) Notes or the Series 2024-1 Class A-4 (AA) Notes, that occurs more than thirty-six (36) months, prior to the Anticipated Repayment Date for such Class of Series 2024-1 Notes, upon which a Voluntary Prepayment is made, the payment due to each Series 2024-1 Noteholder in an amount not less than zero (as calculated two (2) Business Days prior to such Payment Date) equal to: the product of (1) the Applicable Paydown Percentage and (2)(A) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining until the applicable Anticipated Repayment Date (calculated prior to the application of the Voluntary Prepayment or Unscheduled Principal Payment, as applicable), minus (B) the amount of principal repaid by the Voluntary Prepayment or Unscheduled Principal Payment, as applicable.

“Maximum Property Concentrations”: With respect to any Determination Date and any concentration set forth below, means a percentage equal to the aggregate Allocated Loan Amounts in such concentration over the aggregate Allocated Loan Amounts of the Collateral Pool: (i)(a) with respect to the Other Amusement and Recreation Industries (7139) industry group from the North American Industry Classification System as of any Determination Date, a percentage equal to 20.0%, and (b) in the case of any other industry group from the North American Industry Classification System (other than Restaurants and Other Eating Places, so long as no related Restaurant Concept exceeds 12.5% of the Allocated Loan Amount of the Collateral Pool) as of any Determination Date, a percentage no greater than 15.0% as of such Determination Date; (ii) with respect to any Tenant (including affiliates thereof), (a) in the case of the largest Tenant (including affiliates thereof) as of any Determination Date, a percentage equal to 8.0% and (b) in the case of the five (5) largest Tenants (including affiliates thereof) as of any Determination Date, an aggregate percentage equal to 45% as of such Determination Date; (iii) (a) with respect to Properties located in any state (other than Texas, Illinois and Tennessee) as of any Determination Date, a percentage equal to 12.5%; (b) with respect to Properties located in Illinois or Tennessee as of any Determination Date, a percentage equal to 15.0% as of such Determination Date and (c) with respect to Properties located in Texas as of any Determination Date, a percentage equal to 27.5% as of such Determination Date; (iv) with respect to ground leases as of any Determination

Date, a percentage equal to 2.0% as of such Determination Date; (v) with respect to Tenants which pay Percentage Rent only as of any Determination Date, a percent equal to 5.0% as of such Determination Date; (vi) with respect to Properties with less than twelve (12) months of operating history at such location as of any Determination Date, a percentage equal to 10.0% as of such Determination Date; (vii) with respect to Construction Properties as of any Determination Date, a percentage equal to 3.0% as of such Determination Date, (viii) (a) with respect to Loans, as of any Determination Date prior to the first Series closing date occurring after the Series Closing Date, a percentage no greater than 0.0% as of such Determination Date and (b) with respect to Loans, as of any Determination Date on or after the first Series closing date occurring after the Series Closing Date, a percentage no greater than 20.0% as of such Determination Date, (ix) with respect to Eligible Office Properties, a percentage equal to 5.0% as of such Determination Date, provided, that such limit shall exclude such single tenant properties (a) that are part of a master lease and used as office headquarters, or (b) where the majority of the property is not being used as office space, (x) with respect to Double-Net Lease Properties, a percentage equal to 5.0% as of such Determination Date and (xi) with respect to Single Net Lease Properties, a percentage equal to 5.0% as of such Determination Date.

“Note Interest”: The Series 2024-1 Class A-1 (AAA) Note Interest, the Series 2024-1 Class A-2 (AAA) Note Interest, the Series 2024-1 Class A-3 (AA) Note Interest or the Series 2024-1 Class A-4 (AA) Note Interest, as applicable.

“Note Rate”: The Series 2024-1 Class A-1 (AAA) Note Rate, the Series 2024-1 Class A-2 (AAA) Note Rate, the Series 2024-1 Class A-3 (AA) Note Rate or the Series 2024-1 Class A-4 (AA) Note Rate, as applicable.

“Post-ARD Additional Interest Rate”: With respect to the Series 2024-1 Notes, a rate determined by the Property Manager to be the greater of (i) 5.0% and (ii) the applicable Post-ARD Reset Rate.

“Post-ARD Reset Rate”: With respect to the Series 2024-1 Notes, the positive amount (expressed as a rate per annum), if any, by which (i) the sum of (A) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on the applicable Anticipated Repayment Date of the United States Treasury Security having a term closest to ten (10) years, plus (B) 5.0%, plus (C) the applicable Post-ARD Spread exceeds (ii) the applicable Note Rate.

“Post-ARD Spread”: (i) With respect to the Series 2024-1 Class A-1 (AAA) Notes, a percentage equal to 1.40%, (ii) with respect to the Series 2024-1 Class A-2 (AAA) Notes, a percentage equal to 1.40%, (iii) with respect to the Series 2024-1 Class A-3 (AA) Notes, a percentage equal to 1.65% and (iv) with respect to the Series 2024-1 Class A-4 (AA) Notes, a percentage equal to 1.65%.

“Private Placement Memorandum”: With respect to the Series 2024-1 Notes, the Private Placement Memorandum dated April 8, 2024.

“Qualified Release Amount”: A portion of the Collateral Pool that may be released in connection with an Early Refinancing Prepayment, applying a Release Price for each asset to be released equal to the greater of Fair Market Value and one hundred twenty-five percent (125%) of the Allocated Loan Amount of the Properties, Hybrid Leases and/or Loans being released, that in the aggregate is no greater than the dollar amount of the Notes being prepaid in connection with such Early Refinancing Prepayment.

“Rated Final Payment Date”: With respect to the Series 2024-1 Notes, the Payment Date occurring in May 2054.

“Reinvestment Yield”: With respect to any Class of Series 2024-1 Notes, the yield on United States Treasury Securities having the closest maturity (month and year) to the weighted average life of such Class of Notes as of such Payment Date, based on the Anticipated Repayment Date of such Class of Notes (prior to the application of any Voluntary Prepayment or Unscheduled Principal Payment with respect thereto; if more than one such quoted United States Treasury Security has the same maturity date, then the yield of the United States Treasury Security quoted closest to par), plus 0.50%.

“Scheduled Class A Principal Payment”: The sum of (i) the Scheduled Class A-1 (AAA) Principal Payment, (ii) the Scheduled Class A-2 (AAA) Principal Payment, (iii) the Scheduled Class A-3 (AA) Principal Payment and (iv) the Scheduled Class A-4 (AA) Principal Payment.

“Scheduled Class A-1 (AAA) Principal Balance”: With respect to any Payment Date and the Series 2024-1 Class A-1 (AAA) Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule III-G.

“Scheduled Class A-1 (AAA) Principal Payment”: With respect to each Payment Date and the Series 2024-1 Class A-1 (AAA) Notes, an amount equal to the sum of (a) any unpaid portion of Scheduled Class A-1 (AAA) Principal Payment, from prior Payment Dates and (b) the product of (i)(A) the related Scheduled Class A-1 (AAA) Principal Balance for the prior Payment Date minus (B) the Scheduled Class A-1 (AAA) Principal Balance for the current Payment Date and (ii) a fraction (A) the numerator of which is equal to the Outstanding Principal Balance of the Series 2024-1 Class A-1 (AAA) Notes (without taking into account any payments to be made on such Payment Date) minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the Scheduled Class A-1 (AAA) Principal Balance for the prior Payment Date.

“Scheduled Class A-2 (AAA) Principal Balance”: With respect to any Payment Date and the Series 2024-1 Class A-2 (AAA) Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule III-H.

“Scheduled Class A-2 (AAA) Principal Payment”: With respect to each Payment Date and the Series 2024-1 Class A-2 (AAA) Notes, an amount equal to the sum of (a) any unpaid portion of Scheduled Class A-2 (AAA) Principal Payment, from prior Payment Dates and (b) the product of (i)(A) the related Scheduled Class A-2 (AAA) Principal Balance for the prior Payment Date minus (B) the Scheduled Class A-2 (AAA) Principal Balance for the current Payment Date and (ii) a fraction (A) the numerator of which is equal to the Outstanding Principal Balance of the Series 2024-1 Class A-2 (AAA) Notes (without taking into account any payments to be made on such Payment Date) minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the Scheduled Class A-2 (AAA) Principal Balance for the prior Payment Date.

“Scheduled Class A-3 (AA) Principal Balance”: With respect to any Payment Date and the Series 2024-1 Class A-3 (AA) Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule III-I.

“Scheduled Class A-3 (AA) Principal Payment”: With respect to each Payment Date and the Series 2024-1 Class A-3 (AA) Notes, an amount equal to the sum of (a) any unpaid portion of Scheduled Class A-3 (AA) Principal Payment, from prior Payment Dates and (b) the product of (i)(A) the related Scheduled Class A-3 (AA) Principal Balance for the prior Payment Date minus (B) the Scheduled Class A-3 (AA) Principal Balance for the current Payment Date and (ii) a fraction (A) the numerator of which is equal to the Outstanding Principal Balance of the Series 2024-1 Class A-3 (AA) Notes (without taking into account any payments to be made on such Payment Date) minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the Scheduled Class A-3 (AA) Principal Balance for the prior Payment Date.

“Scheduled Class A-4 (AA) Principal Balance”: With respect to any Payment Date and the Series 2024-1 Class A-4 (AA) Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule III-J.

“Scheduled Class A-4 (AA) Principal Payment”: With respect to each Payment Date and the Series 2024-1 Class A-4 (AA) Notes, an amount equal to the sum of (a) any unpaid portion of Scheduled Class A-4 (AA) Principal Payment, from prior Payment Dates and (b) the product of (i)(A) the related Scheduled Class A-4 (AA) Principal Balance for the prior Payment Date minus (B) the Scheduled Class A-4 (AA) Principal Balance for the current Payment Date and (ii) a fraction (A) the numerator of which is equal to the Outstanding Principal Balance of the Series 2024-1 Class A-4 (AA) Notes (without taking into account any payments to be made on such Payment Date) minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the Scheduled Class A-4 (AA) Principal Balance for the prior Payment Date.

“Scheduled Series Principal Balance”: With respect to any Payment Date, the sum of the Scheduled Class A-1 (AAA) Principal Balance, the Scheduled Class A-2 (AAA) Principal Balance, the Scheduled Class A-3 (AA) Principal Balance and the Scheduled Class A-4 (AA) Principal Balance.

“Series 2024-1 Class A (AAA) Notes”: The Series 2024-1 Class A-1 (AAA) Notes and the Series 2024-1 Class A-2 (AAA) Notes.

“Series 2024-1 Class A (AA) Notes”: The Series 2024-1 Class A-3 (AA) Notes and the Series 2024-1 Class A-4 (AA) Notes.

“Series 2024-1 Class A (AAA) Noteholder”: With respect to any Series 2024-1 Class (AAA) Notes, the applicable Noteholder, as such term is further defined in the Master Indenture.

“Series 2024-1 Class A (AA) Noteholder”: With respect to any Series 2024-1 Class A (AA) Notes, the applicable Noteholder, as such term is further defined in the Master Indenture.

“Series 2024-1 Class A-1 (AAA) Noteholder”: With respect to any Series 2024-1 Class A-1 (AAA) Note, the applicable Noteholder, as such term is further defined in the Master Indenture.

“Series 2024-1 Class A-1 (AAA) Note Interest”: On any Payment Date for the Series 2024-1 Class A-1 (AAA) Notes, the interest accrued during the related Accrual Period at the Series 2024-1 Class A-1 (AAA) Note Rate, applied to the Outstanding Principal Balance of the Series 2024-1 Class A-1 (AAA) Notes before giving effect to any payments of principal on such Payment Date.

“Series 2024-1 Class A-1 (AAA) Note Rate”: The Note Rate set forth in Section 2.01(a) hereof that corresponds to the Series 2024-1 Class A-1 (AAA) Notes.

“Series 2024-1 Class A-1 (AAA) Notes”: Any of the Series 2024-1 Class A-1 (AAA) Notes, issued pursuant to this Series 2024-1 Supplement and the Indenture, executed by the Issuers and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.

“Series 2024-1 Class A-2 (AAA) Noteholder”: With respect to any Series 2024-1 Class A-2 (AAA) Note, the applicable Noteholder, as such term is further defined in the Master Indenture.

“Series 2024-1 Class A-2 (AAA) Note Interest”: On any Payment Date for the Series 2024-1 Class A-2 (AAA) Notes, the interest accrued during the related Accrual Period at the Series 2024-1 Class A-2 (AAA) Note Rate, applied to the Outstanding Principal Balance of the Series 2024-1 Class A-2 (AAA) Notes before giving effect to any payments of principal on such Payment Date.

“Series 2024-1 Class A-2 (AAA) Note Rate”: The Note Rate set forth in Section 2.01(a) hereof that corresponds to the Series 2024-1 Class A-2 (AAA) Notes.

“Series 2024-1 Class A-2 (AAA) Notes”: Any of the Series 2024-1 Class A-2 (AAA) Notes, issued pursuant to this Series 2024-1 Supplement and the Indenture, executed by the Issuers and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.

“Series 2024-1 Class A-3 (AA) Noteholder”: With respect to any Series 2024-1 Class A-3 (AA) Note, the applicable Noteholder, as such term is further defined in the Master Indenture.

“Series 2024-1 Class A-3 (AA) Note Interest”: On any Payment Date for the Series 2024-1 Class A-3 (AA) Notes, the interest accrued during the related Accrual Period at the Series 2024-1 Class A-3 (AA) Note Rate, applied to the Outstanding Principal Balance of the Series 2024-1 Class A-3 (AA) Notes before giving effect to any payments of principal on such Payment Date.

“Series 2024-1 Class A-3 (AA) Note Rate”: The Note Rate set forth in Section 2.01(a) hereof that corresponds to the Series 2024-1 Class A-3 (AA) Notes.

“Series 2024-1 Class A-3 (AA) Notes”: Any of the Series 2024-1 Class A-3 (AA) Notes, issued pursuant to this Series 2024-1 Supplement and the Indenture, executed by the Issuers and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.

“Series 2024-1 Class A-4 (AA) Noteholder”: With respect to any Series 2024-1 Class A-4 (AA) Note, the applicable Noteholder, as such term is further defined in the Master Indenture.

“Series 2024-1 Class A-4 (AA) Note Interest”: On any Payment Date for the Series 2024-1 Class A-4 (AA) Notes, the interest accrued during the related Accrual Period at the Series 2024-1 Class A-4 (AA) Note Rate, applied to the Outstanding Principal Balance of the Series 2024-1 Class A-4 (AA) Notes before giving effect to any payments of principal on such Payment Date.

“Series 2024-1 Class A-4 (AA) Note Rate”: The Note Rate set forth in Section 2.01(a) hereof that corresponds to the Series 2024-1 Class A-4 (AA) Notes.

“Series 2024-1 Class A-4 (AA) Notes”: Any of the Series 2024-1 Class A-4 (AA) Notes, issued pursuant to this Series 2024-1 Supplement and the Indenture, executed by the Issuers and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibits A-1, A-2 or A-3 attached to the Indenture.

“Series 2024-1 Note”: Any of the Series 2024-1 Class A-1 (AAA) Notes, the Series 2024-1 Class A-2 (AAA) Notes, the Series 2024-1 Class A-3 (AA) Notes and Series 2024-1 Class A-4 (AA) Notes.

“Series 2024-1 Noteholder”: Any of the Series 2024-1 Class A-1 (AAA) Noteholders, the Series 2024-1 Class A-2 (AAA) Noteholders, the Series 2024-1 Class A-3 (AA) Noteholders and Series 2024-1 Class A-4 (AA) Noteholders.

“Series 2024-1 Redemption Date”: As defined in Section 2.03(a).

“Series Closing Date”: April 18, 2024.

“Series Disposition Period Date”: As defined in Section 2.01(f).

“Single Net Lease Properties”: Properties for which the Tenant is responsible for property taxes, and the lessor is responsible for insurance and repairs and maintenance (including structural repairs and maintenance.

“Unscheduled Principal Payment”: With respect to any Payment Date, the sum of (A) all Unscheduled Proceeds (other than any Unscheduled Proceeds described in clause (viii) of the definition thereof) that are deposited into the Collection Account for such Payment Date and (B) all Allocated Release Amounts associated with any Release Price deposited into the Collection Account (including Allocated Release Amounts disbursed from the Release Account to the Collection Account) during the related Collection Period.

ARTICLE II

CREATION OF THE SERIES 2024-1 NOTES; PAYMENTS ON THE SERIES 2024-1 NOTES

Section 2.01. Designation.

(a) There is hereby created a Series of Notes consisting of the Series 2024-1 Class A-1 (AAA) Notes, the Series 2024-1 Class A-2 (AAA) Notes, the Series 2024-1 Class A-3 (AA) Notes and the Series 2024-1 Class A-4 (AA) Notes to be issued by the Issuers pursuant to the Indenture and this Series 2024-1 Supplement to be known as “Net-Lease Mortgage Notes, Series 2024-1.” The Series 2024-1 Notes shall have the following Class Designations, Initial Principal Balances, Note Rates, and Ratings, where applicable:

Class Designation	Initial Principal Balance	Note Rate	Ratings (S&P)
Series 2024-1 Class A-1 (AAA) Notes	$74,400,000	5.69%	AAA(sf)
Series 2024-1 Class A-2 (AAA) Notes	$260,600,000	5.70%	AAA(sf)
Series 2024-1 Class A-3 (AA) Notes	$25,600,000	5.93%	AA(sf)
Series 2024-1 Class A-4 (AA) Notes	$89,400,000	5.94%	AA(sf)

The Note Interest with respect to the Series 2024-1 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Series 2024-1 Notes shall not have preference or priority over the Notes of any other Series except to the extent set forth in the Indenture. The Series 2024-1 Notes shall not be subordinate to any other Series.

(b) The initial Payment Date with respect to the Series 2024-1 Notes shall be the Payment Date occurring in May 2024. The Rated Final Payment Date with respect to the Series 2024-1 Notes shall be the Payment Date occurring in May 2054.

(c) The initial Collection Period with respect to the Series 2024-1 Notes shall be the period commencing on the Series Closing Date and ending on the Determination Date in May 2024.

(d) On the Series Closing Date, the Series 2024-1 Class A Notes shall be issued in the form of Book-Entry Notes. For the avoidance of doubt, the Series 2024-1 Notes may be transferred in accordance with Article II of the Master Indenture, subject to the additional requirements set forth herein.

(e) Each statement, notice or other document related to the Series 2024-1 Notes required to be provided to any applicable Rating Agency pursuant to Sections 5.14 or 6.02 of the Master Indenture via email shall be sent to the following address: servicer_reports@sandp.com.

(f) The “Series Disposition Period Date” with respect to the Series 2024-1 Notes shall be the Payment Date occurring in April 2051.

Section 2.02. Payments on the Series 2024-1 Notes. On each Payment Date, the Indenture Trustee will apply and distribute the Series Available Amount with respect to the Series 2024-1 Notes for such Payment Date for the following purposes and in the following order of priority:

(1) on a pro rata basis, (a) to the Series 2024-1 Class A-1 (AAA) Noteholders, the Series 2024-1 Class A-1 (AAA) Note Interest, plus unpaid Series 2024-1 Class A-1 (AAA) Note Interest from any prior Payment Date, together with interest on any such unpaid Note Interest at the Series 2024-1 Class A-1 (AAA) Note Rate, and (b) to the Series 2024-1 Class A-2 (AAA) Noteholders, the Series 2024-1 Class A-2 (AAA) Note Interest, plus unpaid Series 2024-1 Class A-2 (AAA) Note Interest from any prior Payment Date, together with interest on any such unpaid Note Interest at the Series 2024-1 Class A-2 (AAA) Note Rate;

(2) on a pro rata basis (a) to the Series 2024-1 Class A-3 (AA) Noteholders, the Series 2024-1 Class A-3 (AA) Note Interest, plus unpaid Series 2024-1 Class A-3 (AA) Note Interest from any prior Payment Date, together with interest on any such unpaid Note Interest at the Series 2024-1 Class A-3 (AA) Note Rate, and (b) to the Series 2024-1 Class A-4 (AA) Noteholders, the Series 2024-1 Class A-4 (AA) Note Interest, plus unpaid Series 2024-1 Class A-4 (AA) Note Interest from any prior Payment Date, together with interest on any such unpaid Note Interest at the Series 2024-1 Class A-4 (AA) Note Rate;

(3) (a) so long as no Early Amortization Period or Event of Default has occurred and is continuing, on a pro rata basis, (i) to the Series 2024-1 Class A-1 (AAA) Noteholders, an amount equal to the Scheduled Class A-1 (AAA) Principal Payment and a pro rata share (based on the Outstanding Principal Balance of the Series 2024-1 Class A-1 (AAA) Notes as a percentage of the Outstanding Principal Balance of the Series 2024-1 Class A (AAA) Notes of any Unscheduled Principal Payment allocable to the Series 2024-1 Notes for such Payment Date (until the Outstanding Principal Balance of the Series 2024-1 Class A-1 (AAA) Notes has been reduced to zero ($0)), and (ii) to the Series 2024-1 Class A-2 (AAA) Noteholders, an amount equal to the Scheduled Class A-2 (AAA) Principal Payment and a pro rata share (based on the Outstanding Principal Balance of the Series 2024-1 Class A-2 (AAA) Notes as a percentage of the Outstanding Principal Balance of the Series 2024-1 Class A (AAA) Notes of any Unscheduled Principal Payment allocable to the Series 2024-1 Notes for such Payment Date (until the Outstanding Principal Balance of the Series 2024-1 Class A-1 (AAA) Notes has been reduced to zero ($0)), or (b) if an Early Amortization Period or Event of Default has occurred and is continuing, on a pro rata basis (based on the Outstanding Principal Balance of each Class of a percentage of the Outstanding Principal Balance of the Series 2024-1 Class A (AAA) Notes, to the Series 2024-1 Class A-1 (AAA) Noteholders and the Series 2024-1 Class A-1 (AAA) Noteholders all remaining Series Available Amounts until the Outstanding Principal Balance of the Series 2024-1 Class A (AAA) Notes has been reduced to zero ($0);

(4) (a) so long as no Early Amortization Period or Event of Default has occurred and is continuing, on a pro rata basis, (i) to the Series 2024-1 Class A-3 (AA) Noteholders, an amount equal to the Scheduled Class A-3 (AA) Principal Payment and a pro rata share (based on the Outstanding Principal Balance of the Series 2024-1 Class A-3 (AA) Notes as a percentage of the Outstanding Principal Balance of the Class A (AA) Notes of any Unscheduled Principal Payment allocable to the Series 2024-1 Notes for such Payment Date (until the Outstanding Principal Balance of the Series 2024-1 Class A-3 (AA) Notes has been reduced to zero ($0)) and (ii) to the Series 2024-1 Class A-4 (AA) Noteholders, an amount equal to the Scheduled Class A-4 (AA) Principal Payment and a pro rata share (based on the Outstanding Principal Balance of the Series 2024-1 Class A-4 (AA) Notes as a percentage of the Outstanding Principal Balance of the Class A (AA) Notes of any Unscheduled Principal Payment allocable to the Series 2024-1 Notes for such Payment Date (until the Outstanding Principal Balance of the Series 2024-1 Class A-4 (AA) Notes has been reduced to zero ($0)), or (b) if an Early Amortization Period or Event of Default has occurred and is continuing, on a pro rata basis (based on the Outstanding Principal Balance of each Class as a percentage of the Outstanding Principal Balance of the Class A (AA) Notes), to the Series 2024-1 Class A-3 (AA) Noteholders and the Series 2024-1 Class A-4 (AA) Noteholders all remaining Series Available Amounts until the Outstanding Principal Balance of the Series 2024-1 Class A (AA) Notes has been reduced to zero ($0);

(5) to the Series 2024-1 Class A-1 (AAA) Noteholders and the Series 2024-1 Class A-2 (AAA) Noteholders, pro rata, based on the amount payable, the Make Whole Amount allocated to the Series 2024-1 Class A-1 (AAA) Notes and the Series 2024-1 Class A-2 (AAA) Notes, if any, due on such Payment Date;

(6) to the Series 2024-1 Class A-3 (AA) Noteholders and the Series 2024-1 Class A-4 (AA) Noteholders, pro rata, based on the amount payable, the Make Whole Amount allocated to the Series 2024-1 Class A-3 (AA) Notes and the Series 2024-1 Class A-4 (AA) Notes, if any, due on such Payment Date;

(7) to the Series 2024-1 Class A-1 (AAA) Noteholders and the Series 2024-1 Class A-2 (AAA) Noteholders, pro rata, based on the amount payable, any Post-ARD Additional Interest and Deferred Post-ARD Additional Interest, if any, due to the Series 2024-1 Class A-1 (AAA) Notes and the Series 2024-1 Class A-2 (AAA) Notes on such Payment Date;

(8) to the Series 2024-1 Class A-3 (AA) Noteholders and the Series 2024-1 Class A-4 (AA) Noteholders, pro rata, based on the amount payable, any Post-ARD Additional Interest and Deferred Post-ARD Additional Interest, if any, due to the Series 2024-1 Class A-3 (AA) Notes and the Series 2024-1 Class A-4 (AA) Notes on such Payment Date; and

(9) to the Issuers, all remaining Series Available Amounts.

Section 2.03. Redemption of the Series 2024-1 Notes.

(a) The Issuers may, at their option, elect to purchase the Outstanding Principal Balance of the Series 2024-1 Notes, in whole or in part, on any Business Day commencing with the Series Closing Date (such date, the “Series 2024-1 Redemption Date”) in an amount sufficient to pay (i) the then Outstanding Principal Balance of the Series 2024-1 Notes, plus all accrued and unpaid interest thereon, (ii) all amounts related to the Series 2024-1 Notes that are outstanding to the Indenture Trustee, the Property Manager, the Special Servicer and the Back-Up Manager, and (iii) the required Make Whole Amount, if applicable, by giving written notice to the Indenture Trustee, the Property Manager, the Special Servicer, the Back-Up Manager and the Rating Agencies no less than fifteen (15) days prior to the Series 2024-1 Redemption Date; provided, however, such notice may be a revocable notice and may be withdrawn up to four (4) Business Days prior to such Series 2024-1 Redemption Date. The Issuers may purchase the Outstanding Principal Balance of the Series 2024-1 Notes, in part, so long as the Issuers shall also purchase a pro rata amount of the Outstanding Principal Balance of each other Outstanding Series of Notes.

(b) On any Business Day that is less than or equal to, with respect to the Series 2024-1 Class A-1 (AAA) Notes or the Series 2024-1 Class A-3 (AA) Notes, twenty-four (24) months, and with respect to the Series 2024-1 Class A-2 (AAA) Notes or the Series 2024-1 Class A-4 (AA) Notes, thirty-six (36) months, prior to the Anticipated Repayment Date of such Class of Series 2024-1 Notes, the Issuers may purchase the Outstanding Principal Balance of any such Class of Series 2024-1 Notes, in whole, without purchasing the Outstanding Principal Balance of any other Class of Notes; provided, however, except in connection with a Series Collateral Release, unless the Issuers purchase the Outstanding Principal Balance of all Outstanding Series of Notes, the Issuers may not purchase the Outstanding Principal Balance of any Class of Series 2024-1 Notes, in whole, if there shall be Outstanding (i) any other Series 2024-1 Notes or (ii) a Class of any other Series, in each case, with a higher alphabetical designation and an Anticipated Repayment Date that is the same as, or sooner than, the Anticipated Repayment Date of the Class of Notes being prepaid. For the avoidance of doubt, proceeds from a Series Collateral Release shall not be used for a Voluntary Prepayment in connection with a partial prepayment of the Series 2024-1 Notes or the Notes of any other Series.

(c) In the event a prepayment option is exercised pursuant to Section 2.03(a) above, the Issuers shall deposit into the Collection Account not later than the applicable Series 2024-1 Redemption Date an amount in immediately available funds equal to the amount described in Section 2.03(a). Upon confirmation that such deposit has been made, the Indenture Trustee shall: (1) remit principal amounts set forth under Section 2.03(a)(i) above, pro rata, to the Series 2024-1 Noteholders based on their respective Outstanding Principal Balances, and shall remit interest amounts set forth under Section 2.03(a)(i) above in accordance with the respective accrued and unpaid amounts to which they are then entitled to payment; (2) pay all amounts set forth under Section 2.03(a)(ii) above to each applicable party as set forth in the applicable notice of redemption provided by the Issuers pursuant to this Section 2.03; and (3) remit the Make Whole Amount set forth under Section 2.03(a)(iii), if applicable, pro rata, to the Series 2024-1 Noteholders based on their respective Outstanding Principal Balances.

(d) In the event the Issuers elect to prepay a Class of the Series 2024-1 Notes pursuant to Section 2.03(b) above, the Issuers shall deposit into the Collection Account not later than the applicable Series 2024-1 Redemption Date an amount in immediately available funds equal to the amounts described in Section 2.03(a)(i), (ii) and (iii) above. Upon confirmation that such deposit has been made, the Indenture Trustee shall remit such principal amounts, interest amounts and Make Whole Amounts to which such Noteholders are then entitled, as set forth in the applicable notice of redemption provided by the Issuers pursuant to Section 2.03(a).

(e) In the event the Issuers elect to prepay a Series of Notes in full in connection with a Series Collateral Release, any Series Collateral Release Price received in connection with such Series Collateral Release shall be deposited into the Collection Account and applied by the Indenture Trustee on the date of such Series Collateral Release, to prepay in full one or more Series of Notes as designated by the Issuers in accordance with the terms of the Master Indenture and hereof. Any excess proceeds remaining after prepaying such Series of Notes will be remitted to the Release Account as a Release Price. For the avoidance of doubt, any Series Collateral Release Price shall not be used for a Voluntary Prepayment in connection with a partial prepayment of the Series 2024-1 Notes or the Notes of any other Series pursuant to this Section 2.03.

Section 2.04. Exceptions to Payment of Make Whole Amount.

With respect to the Series 2024-1 Notes, no Make Whole Amount shall be due with respect to (i) any portion of any Unscheduled Principal Payment allocable to the Series 2024-1 Notes that is actually paid on the related Payment Date consisting of Insurance Proceeds, Condemnation Proceeds, Early Refinancing Prepayments made in connection with a Qualified Deleveraging Event, amounts disbursed to the Payment Account from the DSCR Reserve Account, or amounts received in respect of a Specially Managed Unit or a repurchase due to a Collateral Defect or (ii) Allocated Release Amounts in an aggregate amount up to ten percent (10%) of the Initial Principal Balance of the Series 2024-1 Notes; provided, however, that when combined with any Early Refinancing Prepayments made since the Series Closing Date, such Allocated Release Amounts shall not exceed thirty-five percent (35%) of the Initial Principal Balance of the Series 2024-1 Notes (and for any amount of Allocated Release Amounts and Early Refinancing Prepayments that do exceed thirty-five percent (35%), a Make Whole Amount shall be due).

Section 2.05. Early Refinancing Prepayment.

The Issuers have the right to make a Voluntary Prepayment of the Series 2024-1 Notes in accordance with the requirements set forth in this Section 2.05 (an “Early Refinancing Prepayment”), provided that such Voluntary Prepayment (i) occurs on a Business Day that is greater than twenty-four (24) months after the Series Closing Date, (ii) is made with funds obtained from a Qualified Deleveraging Event, (iii) where the Issuers have provided no less than thirty (30) days’ notice to the Noteholders (such date, the “Early Refinancing Notice Date”) and (iv) where such Voluntary Prepayment occurs no later than twelve (12) months following the Early Refinancing Notice Date; provided, that the maximum Early Refinancing Prepayments permitted to be made on any Business Day is an amount equal to (A) thirty-five percent (35%) of the Initial Principal Balance of the Series 2024-1 Notes, minus (B) the aggregate amount of Allocated Release Amounts and Early Refinancing Prepayments previously made since the Series Closing Date. In addition, in connection with an Early Refinancing Prepayment, an Issuer may release Properties subject to the limitations set forth in the definition of Qualified Release Amounts.

Section 2.06. [Reserved].

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties.

(a) The Issuers and the Indenture Trustee hereby restate as of the Series Closing Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Section 2.19, Section 2.20, Section 2.21, Section 2.22, Section 5.06 and Section 9.04, as applicable, of the Master Indenture.

(b) Each of the Issuers and the Indenture Trustee hereby represents and warrants to each other as of the Series Closing Date:

(i) it has full corporate power and authority to execute, deliver and perform under this Series 2024-1 Supplement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Series 2024-1 Supplement is in the ordinary course of its business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of its organizational documents, or any material agreement or instrument to which it is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject, except any such violation that would not result in a material adverse effect on the business or financial condition of such party or the enforceability of any of the Transaction Documents. The execution, delivery and performance by it of this Series 2024-1 Supplement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Series 2024-1 Supplement has been duly executed and delivered by it and constitutes the valid and legally binding obligation of it enforceable against it in accordance with its terms; and

(ii) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by it in connection with the execution, delivery or performance by it of this Series 2024-1 Supplement, or the consummation by it of the transactions contemplated hereby, except such as have already been obtained.

Section 3.02. Conditions Precedent Satisfied. The Issuers hereby represent and warrant to the Series 2024-1 Noteholders and the Indenture Trustee that, as of the Series Closing Date, each of the conditions precedent set forth in the Master Indenture, including but not limited to those conditions precedent set forth in Section 2.04(e) thereof, have been satisfied.

Section 3.03. Collateral Representations and Warranties. The Issuers hereby represent and warrant to the Indenture Trustee on behalf of the Series 2024-1 Noteholders that the representations and warranties set forth in Section 2.20, Section 2.21, and Section 2.22 of the Master Indenture and, if any, Exhibit A hereto are true and correct as of the Series Closing Date (or such other date as is set forth in any such representation or warranty) with respect to the Properties and Leases Granted by such Issuer on or prior to the Series Closing Date, except as otherwise set forth in Schedule I-C hereto.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01. Reserved.

Section 4.02. Ratification of Indenture. The Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Series 2024-1 Supplement, the Series 2023-1 Supplement, the Series 2021-1 Supplement, the Series 2019-1 Supplement, the Series 2018-1 Supplement, the Series 2016-1 Supplement, the Series 2015-1 Supplement, shall be read, taken and construed as one and the same instrument.

Section 4.03. [Reserved].

Section 4.04. Counterparts. This Series 2024-1 Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original regardless of whether delivered in physical or electronic form, but all of which shall constitute one and the same instrument.

Section 4.05. Governing Law. THIS SERIES 2024-1 SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 4.06. Beneficiaries. As supplemented by this Series 2024-1 Supplement, the Indenture shall inure to the benefit of and be binding upon the parties hereto, the Series 2024-1 Noteholders, and their respective successors and permitted assigns. No other Person shall have any right or obligation hereunder.

Section 4.07. Limited Recourse. Notwithstanding anything to the contrary herein or otherwise in the Indenture, the Series 2024-1 Notes are nonrecourse obligations solely of the Issuers and shall be payable only from the Collateral Pool. Upon the exhaustion of the Collateral included in the Collateral Pool, any liabilities of the Issuers hereunder shall be extinguished. Each Series 2024-1 Noteholder shall be deemed to have agreed, by acceptance of its Series 2024-1 Note, not to file or join in filing any petition in bankruptcy or commence any similar proceeding in respect of any Issuer for a period of two (2) years and thirty-one (31) days following payment in full of all of the Notes (including the Series 2024-1 Notes) issued or co-issued by the Issuers under the Indenture.

Notwithstanding the foregoing, the Indenture Trustee, on behalf of the Series 2024-1 Noteholders, shall have the right to enforce the liability and obligation of any Issuer hereunder, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by such Noteholders (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following: (i) fraud or intentional misrepresentation by such Issuer in connection with the Series 2024-1 Notes, the Indenture and/or any other Transaction Documents; (ii) intentional acts constituting gross negligence or willful misconduct or bad faith of such Issuer; (iii) intentional destruction or waste of any Property by such Issuer; (iv) the breach of any representation, warranty, covenant or indemnification provision in the Indenture or any other Transaction Document concerning Environmental Laws, Hazardous Substances or Asbestos; (v) the removal or disposal of any portion of any Property during the continuation of an Event of Default; (vi) the misapplication or conversion by such Issuer of (A) any Insurance Proceeds, (B) any Condemnation Proceeds, (C) any Monthly Lease Payments following an Event of Default, (D) any Monthly Lease Payments paid more than one month in advance, (E) any premiums for any Property Insurance Policies required under the Property Management Agreement received by such Issuer from any third party or Tenant or (F) any funds received by such Issuer for payment of Taxes or other charges that can create liens on any portion of any Property; or (vii) any security deposits (including letters of credit) collected with respect to any Property which are not delivered to the Indenture Trustee upon a foreclosure of such Property or other action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such sale or foreclosure or action in lieu thereof.

Section 4.08. Notice to the Rating Agency. Any communication provided for or permitted hereunder or otherwise pursuant to the Indenture shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile and confirmed in a writing delivered or mailed as aforesaid, to, in the case of Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, which is a division of S&P Global, Inc., 55 Water Street, 41st Floor, New York, New York, 10004, Attention: Asset-Backed Surveillance Department, facsimile number: (212) 438-2435; or, as to such Person, such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing.

Section 4.09. Co-Issuer Status. Each Issuer shall be a co-issuer of the Series 2015-1 Notes, the Series 2016-1 Notes, the Series 2018-1 Notes, the Series 2019-1 Notes, the Series 2021-1 Notes, the Series 2023-1 Notes and the Series 2024-1 Notes and each Issuer shall have all the rights and obligations of each other Issuer under each of the Transaction Documents.

IN WITNESS WHEREOF, the Issuers and the Indenture Trustee have caused this Series 2024-1 Supplement to be duly executed and delivered by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

STORE MASTER FUNDING I, LLC, a Delaware limited liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING II, LLC, a Delaware limited liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING III, LLC, a Delaware limited liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING IV, LLC, a Delaware limited liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

Indenture Supplement (STORE 2024-1)

STORE MASTER FUNDING V, LLC, a Delaware limited liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING VI, LLC, a Delaware limited liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING VII, LLC, a Delaware limited liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING XIV, LLC, a Delaware limited liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

Indenture Supplement (STORE 2024-1)

STORE MASTER FUNDING XIX, LLC, a Delaware limited liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING XX, LLC, a Delaware limited liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING XXII, LLC, a Delaware limited liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

STORE MASTER FUNDING XXIV, LLC, a Delaware limited liability company, as Issuer

By:	/s/ Chad A. Freed
Name:	Chad A. Freed
Title:	Executive Vice President - General Counsel

Indenture Supplement (STORE 2024-1)

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ Danny Lee
Name: Danny Lee
Title: Senior Trust Officer

Indenture Supplement (STORE 2024-1)

EXHIBIT A

ADDITIONAL REPRESENTATIONS AND WARRANTIES

NONE.

A-1

SCHEDULE I-A

PROPERTIES / TENANTS

Tenant	Number of Owned Properties*	Collateral Value	% of Aggregate Collateral Value	Monthly Rent	% of Monthly Rent	WA Unit FCCR(1)
Cadence Education, LLC	57	$146,715,000	3.55%	$992,900	3.46%	2.29
Zips Holdings, LLC	43	$142,870,000	3.46%	$962,326	3.35%	2.51
At Home Group Inc.	11	$135,783,457	3.29%	$876,307	3.05%	1.54
Equipmentshare.com Inc.	37	$123,486,806	2.99%	$1,024,655	3.57%	15.79
EOS Fitness OPCO Holdings, LLC	13	$121,937,000	2.95%	$819,509	2.86%	2.08
Automotive Remarketing Group, Inc.	8	$119,570,000	2.90%	$838,697	2.92%	3.61
CWGS Group, LLC	12	$99,010,000	2.40%	$622,565	2.17%	1.96
Spring Education Group Inc.	15	$95,580,000	2.31%	$715,649	2.49%	2.43
Dufresne Spencer Group Holdings, LLC	16	$93,100,000	2.25%	$690,742	2.41%	3.04
Gilmer Warehouse LLC	9	$75,010,000	1.82%	$386,334	1.35%	1.10
American Multi-Cinema, Inc.	8	$74,580,000	1.81%	$560,087	1.95%	1.48
National Veterinary Associates, Inc.	51	$71,940,000	1.74%	$539,204	1.88%	3.90
Bish’s RV, LLC	7	$62,170,000	1.51%	$391,016	1.36%	1.69
Idaho Pacific US Intermediate Holding, LLC	3	$55,600,000	1.35%	$295,370	1.03%	3.41
KUEHG Corp.	36	$53,300,000	1.29%	$419,341	1.46%	3.27
TGS Parent, LLC	10	$52,010,000	1.26%	$319,815	1.11%	2.53
Flanders CR Acquisition, Inc.	6	$50,720,000	1.23%	$328,193	1.14%	5.49
Conn’s, Inc.	8	$50,130,000	1.21%	$401,191	1.40%	4.26
Alta Enterprises, LLC	14	$46,200,000	1.12%	$358,403	1.25%	9.64
Tru Fit Holdings, LLC	10	$45,050,000	1.09%	$340,309	1.19%	1.44
PF Purchaser Corp.	51	$43,330,000	1.05%	$313,484	1.09%	1.80
RMH Franchise Holdings, Inc.	16	$39,970,000	0.97%	$270,919	0.94%	1.82
GenesisCare USA Holdings, Inc.	13	$39,350,000	0.95%	$304,197	1.06%	3.31
LBM Acquisition, LLC	14	$38,560,000	0.93%	$257,410	0.90%	4.01
Pace Industries Holdings, Inc.	10	$38,490,000	0.93%	$332,626	1.16%	1.04
Dave & Buster’s, Inc.	4	$37,430,000	0.91%	$285,165	0.99%	4.40

I-A-1

Tenant	Number of Owned Properties*	Collateral Value	% of Aggregate Collateral Value	Monthly Rent	% of Monthly Rent	WA Unit FCCR(1)
Firebird Investment Company	5	$36,410,000	0.88%	$272,538	0.95%	2.07
The Sunshine House, Inc.	32	$35,820,000	0.87%	$282,515	0.98%	2.42
US Fitness Holdings, LLC	3	$35,600,000	0.86%	$211,827	0.74%	2.20
QW Holding Corporation	16	$34,790,000	0.84%	$236,100	0.82%	7.89
Lakeview Health Holdings, Inc.	2	$34,770,000	0.84%	$206,412	0.72%	0.51
Union Corrugating Company Holdings, Inc.	10	$33,631,787	0.81%	$230,696	0.80%	10.42
Gateway Plastics LLC	1	$32,950,000	0.80%	$214,205	0.75%	37.62
PetVet Care Centers, LLC	17	$32,550,000	0.79%	$242,474	0.84%	2.73
Evolve Growth Initiatives, LLC	13	$32,405,000	0.78%	$253,892	0.88%	2.76
Titan Machinery Inc.	6	$32,320,000	0.78%	$267,636	0.93%	4.17
Children’s Learning Adventure USA, LLC	4	$31,250,000	0.76%	$142,310	0.50%	2.59
Best Friends Pet Care Intermediate Holdings, Inc.	16	$30,040,000	0.73%	$224,231	0.78%	2.59
Southeast Dental Partners, LLC	23	$29,880,000	0.72%	$167,481	0.58%	2.42
TM Restaurant Group LLC	7	$28,000,000	0.68%	$201,429	0.70%	2.02
BBQ Holdings, Inc.	6	$27,800,000	0.67%	$112,500	0.39%	1.74
Kids & Company, Ltd.	18	$27,070,000	0.66%	$163,506	0.57%	2.05
Redbuilt, LLC	3	$26,870,000	0.65%	$137,696	0.48%	24.02
WDS Holdings, LLC	6	$25,790,000	0.62%	$181,772	0.63%	2.41
Foss Intermediate Holdings, LLC	7	$24,615,000	0.60%	$186,234	0.65%	4.09
Medical Management Resource Group, L.L.C.	7	$24,570,000	0.60%	$165,592	0.58%	2.83
Buddy’s Newco, LLC	19	$24,320,000	0.59%	$202,697	0.71%	1.12
FCA, LLC	6	$23,960,000	0.58%	$132,317	0.46%	5.73
Thunderbird Manufacturing, LLC	4	$21,320,000	0.52%	$142,155	0.50%	10.80
New Creations Child Care and Learning Center, LLC	7	$21,020,000	0.51%	$164,418	0.57%	0.62
BWT, LLC	8	$20,400,000	0.49%	$162,335	0.57%	5.51
Ruby Tuesday Operations LLC	13	$20,150,000	0.49%	$108,240	0.38%	2.24
Studio Movie Grill Holdings, LLC	2	$20,060,000	0.49%	$170,020	0.59%	1.99
APX Sahara Sam’s Oasis, LLC	1	$19,750,000	0.48%	$148,154	0.52%	0.55
Pretium PKG Holdings, Inc.	1	$19,600,000	0.47%	$105,190	0.37%	2.37

I-A-2

Tenant	Number of Owned Properties*	Collateral Value	% of Aggregate Collateral Value	Monthly Rent	% of Monthly Rent	WA Unit FCCR(1)
Stars and Strikes, LLC	4	$19,500,000	0.47%	$135,233	0.47%	2.85
Soderstrom Intermediate Holdings, Inc.	4	$19,280,000	0.47%	$140,563	0.49%	1.63
R&B SHH, Inc.	3	$18,770,000	0.45%	$114,963	0.40%	4.57
GT Technologies, Inc.	4	$18,210,000	0.44%	$123,801	0.43%	3.38
Gibson Brands, Inc.	2	$18,170,000	0.44%	$199,497	0.70%	1.64
EL Academies, Inc.	8	$17,730,000	0.43%	$125,751	0.44%	2.21
HOA Holdco, LLC	6	$17,240,000	0.42%	$134,717	0.47%	1.86
AdaptHealth, LLC	1	$17,150,000	0.42%	$108,801	0.38%	2.02
LPAC Broadway Building LLC	1	$17,050,133	0.41%	$140,540	0.49%	0.82
Aetius Companies, LLC	6	$17,050,000	0.41%	$62,000	0.22%	-0.68
LABL, Inc.	5	$17,040,000	0.41%	$124,173	0.43%	10.87
Eastern Vault Holdings, LLC	5	$16,230,000	0.39%	$109,004	0.38%	3.82
Exeter Image Holdings, LLC	3	$16,110,000	0.39%	$104,022	0.36%	1.64
West Star Aviation, LLC	1	$16,060,000	0.39%	$121,807	0.42%	7.48
Harbor Logistics, LLC	1	$16,010,000	0.39%	$109,949	0.38%	1.24
Arthur H. Thomas Company	2	$15,920,000	0.39%	$105,546	0.37%	6.16
Michaels Stores, Inc.	2	$15,810,000	0.38%	$79,000	0.28%	0.45
Alco Manufacturing Holding Corporation	3	$15,715,000	0.38%	$112,661	0.39%	7.56
Piccadilly Holdings LLC	5	$15,387,777	0.37%	$104,502	0.36%	1.77
Cooper’s Hawk Intermediate Holding, LLC	3	$15,125,000	0.37%	$144,097	0.50%	4.92
Electrical Source Holdings, LLC	3	$15,060,000	0.36%	$109,437	0.38%	4.48
Tabletrust Brands LLC	3	$15,000,000	0.36%	$103,634	0.36%	1.35
Four Corners Holdings, Inc.	3	$14,600,000	0.35%	$117,772	0.41%	1.84
Incredible Pizza Co., Inc.	2	$14,500,000	0.35%	$122,324	0.43%	1.66
Wiscon Corp.	1	$14,160,000	0.34%	$92,075	0.32%	1.37
Trident Holdings LLC	16	$14,100,000	0.34%	$107,934	0.38%	2.15
Cole’s Quality Foods, Inc.	1	$14,000,000	0.34%	$77,350	0.27%	4.87
Pearl Street Dental Management, LLC	3	$14,000,000	0.34%	$75,491	0.26%	0.81
Ashley Furniture Corporate Stores	2	$13,900,000	0.34%	$84,465	0.29%	0.37

I-A-3

Tenant	Number of Owned Properties*	Collateral Value	% of Aggregate Collateral Value	Monthly Rent	% of Monthly Rent	WA Unit FCCR(1)
SRG PLK OpCo, LLC	12	$13,840,000	0.34%	$100,642	0.35%	2.05
The Eye Center of Central PA, LLP	10	$13,300,000	0.32%	$94,094	0.33%	1.37
Taco John’s of Iowa, Inc.	12	$13,190,000	0.32%	$95,074	0.33%	1.88
EyeSouth Eye Care Holdco LLC	5	$13,100,000	0.32%	$88,920	0.31%	6.26
PRCC Holdings, Inc.	4	$12,790,000	0.31%	$93,507	0.33%	5.90
DWC Healthcare Holdings LLC	1	$12,780,000	0.31%	$74,779	0.26%	7.21
The Works at Wyomissing, LLC	1	$12,680,000	0.31%	$84,543	0.29%	1.30
Car Wash Partners, Inc.	5	$12,250,000	0.30%	$80,570	0.28%	2.21
Viking Restaurants, LLC	11	$11,960,000	0.29%	$106,365	0.37%	1.75
Crystal Steel Fabricators, Incorporated	4	$11,940,000	0.29%	$78,603	0.27%	1.67
Vehicle Accessories, Inc.	2	$11,900,000	0.29%	$82,140	0.29%	11.99
Main Street Gourmet, LLC	1	$11,480,000	0.28%	$69,654	0.24%	5.99
Rancho Solano Education, LLC	1	$11,200,000	0.27%	$83,187	0.29%	1.23
Red Mountain Retail, Inc.	2	$11,190,000	0.27%	$94,619	0.33%	-2.01
Promises Behavioral Health, LLC	1	$11,100,000	0.27%	$107,346	0.37%	2.50
Other	291	$691,641,996	16.75%	$4,991,016	17.39%	3.79
N/R - Vacant	10	$24,190,000	0.59%	$0	0.00%	0.00

Total:	1221	$4,129,013,956	100.00%	$28,699,152	100.00%	3.89

*	May not sum to total due to Property with multiple Leases
Columns may not sum due to rounding
(1)	For certain other properties where Unit FCCR is not available for the unit relating to the individual Mortgaged Property, FCCR is calculated on a corporate level.

I-A-4

SCHEDULE I-B

MORTGAGE LOANS

NONE.

I-B-1

SCHEDULE I-C

REPRESENTATIONS AND WARRANTIES EXCEPTION SCHEDULE

Pg. 115 (v)(i) The related Owned Properties are not subject to any leases other than the Leases (and the subleases and assignments as permitted thereunder) as described in the Lease Schedule attached to the applicable Series Supplement and made a part of the Master Indenture. No person has any possessory interest in any Owned Property or right to occupy the same except under and pursuant to the provisions of the Leases and subleases or assignments permitted thereunder. The Leases are in full force and effect and there are no material defaults thereunder by the related Issuer or any Tenant. No rent (other than security deposits) has been paid more than one (1) month in advance of its due date. All material work, if any, to be performed by such Issuer under each Lease has been performed as required and has been accepted by the applicable Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by such Issuer to any Tenant has already been received by such Tenant. There has been no prior sale, transfer or assignment from such Issuer of any Owned Property or Leases in the Collateral or hypothecation or pledge by such Issuer of any Lease or of the rents received therein, except for such hypothecation or pledges to the Indenture Trustee for the benefit of the holders of the Notes and any Related Series Notes or that have been released. Except as permitted under certain leases referenced on a schedule to the applicable Series Supplement, no Tenant listed on the Lease Schedule attached to the Series Supplement has assigned its Lease, and no such Tenant holds its leased premises under assignment or sublease. Such Lease Schedule to the applicable Series Supplement sets forth a true and correct list of each Owned Property that is subject to a Third Party Purchase Option or an option to terminate such Lease prior to the Rated Final Payment Date, together with the earliest date on which each such option may be exercised;

P0004490 (Conn’s Home Plus) – Tenant is provided a limited right to terminate only in the event that, as a result of a partial condemnation or casualty event, Tenant shall reasonably estimate in the exercise of good faith business judgment that the Owned Property cannot be used for the same purpose as before such partial condemnation or casualty event, or if Issuer does not timely make the net award available to Tenant to cause any restoration and reconstruction to make the Owned Property a whole operating unit of substantially the same size and to the same operational level as existed prior to the partial condemnation or casualty event.

P0004191 (Calpine) – A small portion of property (.32 acres) is subject to an option to purchase granted by the prior owner in favor of a third party. Such third party has the right to provide 180 days prior written notice of its intent to purchase. The option to purchase does not impact the obligations of the related Tenant under the Lease and the related Tenant must cover all costs incurred by the related Issuer in connection with the closing (including reasonable attorney’s fees and costs). The option to purchase terminates December 31, 2024.

II-1

SCHEDULE II

RESERVED

SCHEDULE III-A

SERIES 2015-1 NOTES

AMORTIZATION SCHEDULE

Date	Scheduled Class A-2 Principal Balance ($)
Series Closing Date Balance	257,962,500.00
4/20/2024	257,850,000.00
5/20/2024	257,737,500.00
6/20/2024	257,625,000.00
7/20/2024	257,512,500.00
8/20/2024	257,400,000.00
9/20/2024	257,287,500.00
10/20/2024	257,175,000.00
11/20/2024	257,062,500.00
12/20/2024	256,950,000.00
1/20/2025	256,837,500.00
2/20/2025	256,725,000.00
3/20/2025	256,612,500.00
4/20/2025	—

III-F-1

SCHEDULE III-B

SERIES 2016-1 NOTES

AMORTIZATION SCHEDULE

Date	Scheduled Class A-1 Principal Balance ($)	Scheduled Class A-2 Principal Balance ($)
Series Closing Date Balance	170,200,692.00	116,436,674.00
4/20/2024	169,813,197.00	116,180,286.00
5/20/2024	169,424,411.00	115,923,043.00
6/20/2024	169,034,328.00	115,664,942.00
7/20/2024	168,642,945.00	115,405,981.00
8/20/2024	168,250,258.00	115,146,157.00
9/20/2024	167,856,261.00	114,885,467.00
10/20/2024	167,460,952.00	114,623,908.00
11/20/2024	167,064,324.00	114,361,477.00
12/20/2024	166,666,375.00	114,098,171.00
1/20/2025	166,267,099.00	113,833,988.00
2/20/2025	165,866,492.00	113,568,924.00
3/20/2025	165,464,549.00	113,302,976.00
4/20/2025	165,061,267.00	113,036,142.00
5/20/2025	164,656,641.00	112,768,419.00
6/20/2025	164,250,666.00	112,499,803.00
7/20/2025	163,843,338.00	112,230,292.00
8/20/2025	163,434,651.00	111,959,882.00
9/20/2025	163,024,603.00	111,688,571.00
10/20/2025	162,613,188.00	111,416,355.00
11/20/2025	162,200,401.00	111,143,233.00
12/20/2025	161,786,238.00	110,869,199.00
1/20/2026	161,370,695.00	110,594,253.00
2/20/2026	160,953,767.00	110,318,390.00
3/20/2026	160,535,449.00	110,041,607.00
4/20/2026	160,115,737.00	109,763,902.00
5/20/2026	159,694,625.00	109,485,271.00
6/20/2026	159,272,110.00	109,205,711.00
7/20/2026	158,848,186.00	108,925,219.00
8/20/2026	158,422,850.00	108,643,793.00
9/20/2026	157,996,095.00	108,361,428.00
10/20/2026	—	108,078,122.00
11/20/2026	—	107,793,872.00
12/20/2026	—	107,508,674.00
1/20/2027	—	107,222,526.00
2/20/2027	—	106,935,424.00
3/20/2027	—	106,647,364.00
4/20/2027	—	—

III-G-1

SCHEDULE III-C

SERIES 2018-1 NOTES

AMORTIZATION SCHEDULE

Date	Scheduled Class A-2 (AAA) Principal Balance ($)	Scheduled Class A-4 (A+) Principal Balance ($)
Series Closing Date Balance	210,788,413.00	156,756,667.00
4/20/2024	210,598,413.00	156,620,000.00
5/20/2024	210,408,413.00	156,483,333.00
6/20/2024	210,218,413.00	156,346,667.00
7/20/2024	210,028,413.00	156,210,000.00
8/20/2024	209,838,413.00	156,073,333.00
9/20/2024	209,648,413.00	155,936,667.00
10/20/2024	209,458,413.00	155,800,000.00
11/20/2024	209,268,413.00	155,663,333.00
12/20/2024	209,078,413.00	155,526,667.00
1/20/2025	208,888,413.00	155,390,000.00
2/20/2025	208,698,413.00	155,253,333.00
3/20/2025	208,508,413.00	155,116,667.00
4/20/2025	208,318,413.00	154,980,000.00
5/20/2025	208,128,413.00	154,843,333.00
6/20/2025	207,938,413.00	154,706,667.00
7/20/2025	207,748,413.00	154,570,000.00
8/20/2025	207,558,413.00	154,433,333.00
9/20/2025	207,368,413.00	154,296,667.00
10/20/2025	207,178,413.00	154,160,000.00
11/20/2025	206,988,413.00	154,023,333.00
12/20/2025	206,798,413.00	153,886,667.00
1/20/2026	206,608,413.00	153,750,000.00
2/20/2026	206,418,413.00	153,613,333.00
3/20/2026	206,228,413.00	153,476,667.00
4/20/2026	206,038,413.00	153,340,000.00
5/20/2026	205,848,413.00	153,203,333.00
6/20/2026	205,658,413.00	153,066,667.00
7/20/2026	205,468,413.00	152,930,000.00
8/20/2026	205,278,413.00	152,793,333.00
9/20/2026	205,088,413.00	152,656,667.00
10/20/2026	204,898,413.00	152,520,000.00
11/20/2026	204,708,413.00	152,383,333.00
12/20/2026	204,518,413.00	152,246,667.00
1/20/2027	204,328,413.00	152,110,000.00
2/20/2027	204,138,413.00	151,973,333.00
3/20/2027	203,948,413.00	151,836,667.00
4/20/2027	203,758,413.00	151,700,000.00
5/20/2027	203,568,413.00	151,563,333.00
6/20/2027	203,378,413.00	151,426,667.00
7/20/2027	203,188,413.00	151,290,000.00
8/20/2027	202,998,413.00	151,153,333.00
9/20/2027	202,808,413.00	151,016,667.00
10/20/2027	—	—

III-H-1

SCHEDULE III-D

SERIES 2019-1 NOTES

AMORTIZATION SCHEDULE

Date	Scheduled Class A-1 (AAA) Principal Balance ($)	Scheduled Class A-2 (AAA) Principal Balance ($)	Scheduled Class A-3 (A+) Principal Balance ($)	Scheduled Class A-4 (A+) Principal Balance ($)	Scheduled Class B Principal Balance ($)
Series Closing Date Balance	77,667,746.00	231,108,902.00	45,003,329.00	133,053,319.00	155,000,000.00
4/20/2024	77,633,579.00	231,007,235.00	44,984,162.00	132,996,652.00	155,000,000.00
5/20/2024	77,599,412.00	230,905,568.00	44,964,995.00	132,939,985.00	155,000,000.00
6/20/2024	77,565,245.00	230,803,901.00	44,945,828.00	132,883,318.00	155,000,000.00
7/20/2024	77,531,078.00	230,702,234.00	44,926,661.00	132,826,651.00	155,000,000.00
8/20/2024	77,496,912.00	230,600,566.00	44,907,494.00	132,769,984.00	155,000,000.00
9/20/2024	77,462,745.00	230,498,899.00	44,888,328.00	132,713,316.00	155,000,000.00
10/20/2024	77,428,578.00	230,397,232.00	44,869,161.00	132,656,649.00	155,000,000.00
11/20/2024	77,394,411.00	230,295,565.00	44,849,994.00	132,599,982.00	155,000,000.00
12/20/2024	77,360,244.00	230,193,898.00	44,830,827.00	132,543,315.00	155,000,000.00
1/20/2025	77,326,077.00	230,092,231.00	44,811,660.00	132,486,648.00	155,000,000.00
2/20/2025	77,291,911.00	229,990,563.00	44,792,493.00	132,429,981.00	155,000,000.00
3/20/2025	77,257,744.00	229,888,896.00	44,773,327.00	132,373,313.00	155,000,000.00
4/20/2025	77,223,577.00	229,787,229.00	44,754,160.00	132,316,646.00	155,000,000.00
5/20/2025	77,189,410.00	229,685,562.00	44,734,993.00	132,259,979.00	155,000,000.00
6/20/2025	77,155,243.00	229,583,895.00	44,715,826.00	132,203,312.00	155,000,000.00
7/20/2025	77,121,076.00	229,482,228.00	44,696,659.00	132,146,645.00	155,000,000.00
8/20/2025	77,086,910.00	229,380,560.00	44,677,492.00	132,089,978.00	155,000,000.00
9/20/2025	77,052,743.00	229,278,893.00	44,658,326.00	132,033,310.00	155,000,000.00
10/20/2025	77,018,576.00	229,177,226.00	44,639,159.00	131,976,643.00	155,000,000.00
11/20/2025	76,984,409.00	229,075,559.00	44,619,992.00	131,919,976.00	155,000,000.00
12/20/2025	76,950,242.00	228,973,892.00	44,600,825.00	131,863,309.00	155,000,000.00
1/20/2026	76,916,075.00	228,872,225.00	44,581,658.00	131,806,642.00	155,000,000.00
2/20/2026	76,881,909.00	228,770,557.00	44,562,491.00	131,749,975.00	155,000,000.00
3/20/2026	76,847,742.00	228,668,890.00	44,543,325.00	131,693,307.00	155,000,000.00
4/20/2026	76,813,575.00	228,567,223.00	44,524,158.00	131,636,640.00	155,000,000.00
5/20/2026	76,779,408.00	228,465,556.00	44,504,991.00	131,579,973.00	155,000,000.00
6/20/2026	76,745,241.00	228,363,889.00	44,485,824.00	131,523,306.00	155,000,000.00
7/20/2026	76,711,074.00	228,262,222.00	44,466,657.00	131,466,639.00	155,000,000.00
8/20/2026	76,676,908.00	228,160,554.00	44,447,490.00	131,409,972.00	155,000,000.00
9/20/2026	76,642,741.00	228,058,887.00	44,428,324.00	131,353,304.00	155,000,000.00
10/20/2026	76,608,574.00	227,957,220.00	44,409,157.00	131,296,637.00	155,000,000.00
11/20/2026	—	227,855,553.00	—	131,239,970.00	155,000,000.00
12/20/2026	—	227,753,886.00	—	131,183,303.00	155,000,000.00
1/20/2027	—	227,652,219.00	—	131,126,636.00	155,000,000.00
2/20/2027	—	227,550,551.00	—	131,069,969.00	155,000,000.00
3/20/2027	—	227,448,884.00	—	131,013,301.00	155,000,000.00
4/20/2027	—	227,347,217.00	—	130,956,634.00	155,000,000.00
5/20/2027	—	227,245,550.00	—	130,899,967.00	155,000,000.00
6/20/2027	—	227,143,883.00	—	130,843,300.00	155,000,000.00
7/20/2027	—	227,042,216.00	—	130,786,633.00	155,000,000.00
8/20/2027	—	226,940,548.00	—	130,729,966.00	155,000,000.00
9/20/2027	—	226,838,881.00	—	130,673,298.00	155,000,000.00
10/20/2027	—	226,737,214.00	—	130,616,631.00	155,000,000.00

III-I-1

Date	Scheduled Class A-1 (AAA) Principal Balance ($)	Scheduled Class A-2 (AAA) Principal Balance ($)	Scheduled Class A-3 (A+) Principal Balance ($)	Scheduled Class A-4 (A+) Principal Balance ($)	Scheduled Class B Principal Balance ($)
11/20/2027	—	226,635,547.00	—	130,559,964.00	155,000,000.00
12/20/2027	—	226,533,880.00	—	130,503,297.00	155,000,000.00
1/20/2028	—	226,432,213.00	—	130,446,630.00	155,000,000.00
2/20/2028	—	226,330,545.00	—	130,389,963.00	155,000,000.00
3/20/2028	—	226,228,878.00	—	130,333,295.00	155,000,000.00
4/20/2028	—	226,127,211.00	—	130,276,628.00	155,000,000.00
5/20/2028	—	226,025,544.00	—	130,219,961.00	155,000,000.00
6/20/2028	—	225,923,877.00	—	130,163,294.00	155,000,000.00
7/20/2028	—	225,822,210.00	—	130,106,627.00	155,000,000.00
8/20/2028	—	225,720,542.00	—	130,049,960.00	155,000,000.00
9/20/2028	—	225,618,875.00	—	129,993,292.00	155,000,000.00
10/20/2028	—	225,517,208.00	—	129,936,625.00	155,000,000.00
11/20/2028	—	225,415,541.00	—	129,879,958.00	155,000,000.00
12/20/2028	—	225,313,874.00	—	129,823,291.00	155,000,000.00
1/20/2029	—	225,212,207.00	—	129,766,624.00	155,000,000.00
2/20/2029	—	225,110,539.00	—	129,709,957.00	155,000,000.00
3/20/2029	—	225,008,872.00	—	129,653,289.00	155,000,000.00
4/20/2029	—	224,907,205.00	—	129,596,622.00	155,000,000.00
5/20/2029	—	224,805,538.00	—	129,539,955.00	155,000,000.00
6/20/2029	—	224,703,871.00	—	129,483,288.00	155,000,000.00
7/20/2029	—	224,602,204.00	—	129,426,621.00	155,000,000.00
8/20/2029	—	224,500,536.00	—	129,369,954.00	155,000,000.00
9/20/2029	—	224,398,869.00	—	129,313,287.00	155,000,000.00
10/20/2029	—	224,297,202.00	—	129,256,619.00	155,000,000.00
11/20/2029	—	224,195,535.00	—	129,199,952.00	155,000,000.00
12/20/2029	—	224,093,868.00	—	129,143,285.00	155,000,000.00
1/20/2030	—	223,992,201.00	—	129,086,618.00	155,000,000.00
2/20/2030	—	223,890,533.00	—	129,029,951.00	155,000,000.00
3/20/2030	—	223,788,866.00	—	128,973,284.00	155,000,000.00
4/20/2030	—	223,687,199.00	—	128,916,616.00	155,000,000.00
5/20/2030	—	223,585,532.00	—	128,859,949.00	155,000,000.00
6/20/2030	—	223,483,865.00	—	128,803,282.00	155,000,000.00
7/20/2030	—	223,382,198.00	—	128,746,615.00	155,000,000.00
8/20/2030	—	223,280,530.00	—	128,689,948.00	155,000,000.00
9/20/2030	—	223,178,863.00	—	128,633,281.00	155,000,000.00
10/20/2030	—	223,077,196.00	—	128,576,613.00	155,000,000.00
11/20/2030	—	222,975,529.00	—	128,519,946.00	155,000,000.00
12/20/2030	—	222,873,862.00	—	128,463,279.00	155,000,000.00
1/20/2031	—	222,772,195.00	—	128,406,612.00	155,000,000.00
2/20/2031	—	222,670,527.00	—	128,349,945.00	155,000,000.00
3/20/2031	—	222,568,860.00	—	128,293,278.00	155,000,000.00
4/20/2031	—	222,467,193.00	—	128,236,610.00	155,000,000.00
5/20/2031	—	222,365,526.00	—	128,179,943.00	155,000,000.00
6/20/2031	—	222,263,859.00	—	128,123,276.00	155,000,000.00
7/20/2031	—	222,162,192.00	—	128,066,609.00	155,000,000.00
8/20/2031	—	222,060,524.00	—	128,009,942.00	155,000,000.00
9/20/2031	—	221,958,857.00	—	127,953,275.00	155,000,000.00
10/20/2031	—	221,857,190.00	—	127,896,607.00	155,000,000.00
11/20/2031	—	221,755,523.00	—	127,839,940.00	155,000,000.00
12/20/2031	—	221,653,856.00	—	127,783,273.00	155,000,000.00
1/20/2032	—	221,552,189.00	—	127,726,606.00	155,000,000.00
2/20/2032	—	221,450,521.00	—	127,669,939.00	155,000,000.00

III-I-2

Date	Scheduled Class A-1 (AAA) Principal Balance ($)	Scheduled Class A-2 (AAA) Principal Balance ($)	Scheduled Class A-3 (A+) Principal Balance ($)	Scheduled Class A-4 (A+) Principal Balance ($)	Scheduled Class B Principal Balance ($)
3/20/2032	—	221,348,854.00	—	127,613,272.00	155,000,000.00
4/20/2032	—	221,247,187.00	—	127,556,604.00	155,000,000.00
5/20/2032	—	221,145,520.00	—	127,499,937.00	155,000,000.00
6/20/2032	—	221,043,853.00	—	127,443,270.00	155,000,000.00
7/20/2032	—	220,942,186.00	—	127,386,603.00	155,000,000.00
8/20/2032	—	220,840,518.00	—	127,329,936.00	155,000,000.00
9/20/2032	—	220,738,851.00	—	127,273,269.00	155,000,000.00
10/20/2032	—	220,637,184.00	—	127,216,601.00	155,000,000.00
11/20/2032	—	220,535,517.00	—	127,159,934.00	155,000,000.00
12/20/2032	—	220,433,850.00	—	127,103,267.00	155,000,000.00
1/20/2033	—	220,332,183.00	—	127,046,600.00	155,000,000.00
2/20/2033	—	220,230,515.00	—	126,989,933.00	155,000,000.00
3/20/2033	—	220,128,848.00	—	126,933,266.00	155,000,000.00
4/20/2033	—	220,027,181.00	—	126,876,598.00	155,000,000.00
5/20/2033	—	219,925,514.00	—	126,819,931.00	155,000,000.00
6/20/2033	—	219,823,847.00	—	126,763,264.00	155,000,000.00
7/20/2033	—	219,722,180.00	—	126,706,597.00	155,000,000.00
8/20/2033	—	219,620,512.00	—	126,649,930.00	155,000,000.00
9/20/2033	—	219,518,845.00	—	126,593,263.00	155,000,000.00
10/20/2033	—	219,417,178.00	—	126,536,595.00	155,000,000.00
11/20/2033	—	219,315,511.00	—	126,479,928.00	155,000,000.00
12/20/2033	—	219,213,844.00	—	126,423,261.00	155,000,000.00
1/20/2034	—	219,112,177.00	—	126,366,594.00	155,000,000.00
2/20/2034	—	219,010,509.00	—	126,309,927.00	155,000,000.00
3/20/2034	—	218,908,842.00	—	126,253,260.00	155,000,000.00
4/20/2034	—	218,807,175.00	—	126,196,592.00	155,000,000.00
5/20/2034	—	218,705,508.00	—	126,139,925.00	155,000,000.00
6/20/2034	—	218,603,841.00	—	126,083,258.00	155,000,000.00
7/20/2034	—	218,502,174.00	—	126,026,591.00	155,000,000.00
8/20/2034	—	218,400,506.00	—	125,969,924.00	155,000,000.00
9/20/2034	—	218,298,839.00	—	125,913,257.00	155,000,000.00
10/20/2034	—	218,197,172.00	—	125,856,589.00	155,000,000.00
11/20/2034	—	—	—	—	—

III-I-3

SCHEDULE III-E

SERIES 2021-1 NOTES

AMORTIZATION SCHEDULE

Date	Scheduled Class A-1 (AAA) Principal Balance ($)	Scheduled Class A-2 (AAA) Principal Balance ($)	Scheduled Class A-3 (A+) Principal Balance ($)	Scheduled Class A-4 (A+) Principal Balance ($)	Scheduled Class B Principal Balance ($)
Series Closing Date Balance	166,183,124	166,183,124	87,776,244	87,776,244	35,000,000
4/20/2024	166,112,915	166,112,915	87,739,160	87,739,160	35,000,000
5/20/2024	166,042,707	166,042,707	87,702,076	87,702,076	35,000,000
6/20/2024	165,972,498	165,972,498	87,664,992	87,664,992	35,000,000
7/20/2024	165,902,290	165,902,290	87,627,908	87,627,908	35,000,000
8/20/2024	165,832,081	165,832,081	87,590,824	87,590,824	35,000,000
9/20/2024	165,761,873	165,761,873	87,553,740	87,553,740	35,000,000
10/20/2024	165,691,664	165,691,664	87,516,656	87,516,656	35,000,000
11/20/2024	165,621,456	165,621,456	87,479,572	87,479,572	35,000,000
12/20/2024	165,551,247	165,551,247	87,442,488	87,442,488	35,000,000
1/20/2025	165,481,039	165,481,039	87,405,404	87,405,404	35,000,000
2/20/2025	165,410,830	165,410,830	87,368,320	87,368,320	35,000,000
3/20/2025	165,340,622	165,340,622	87,331,236	87,331,236	35,000,000
4/20/2025	165,270,413	165,270,413	87,294,152	87,294,152	35,000,000
5/20/2025	165,200,205	165,200,205	87,257,068	87,257,068	35,000,000
6/20/2025	165,129,996	165,129,996	87,219,984	87,219,984	35,000,000
7/20/2025	165,059,788	165,059,788	87,182,900	87,182,900	35,000,000
8/20/2025	164,989,579	164,989,579	87,145,816	87,145,816	35,000,000
9/20/2025	164,919,371	164,919,371	87,108,732	87,108,732	35,000,000
10/20/2025	164,849,162	164,849,162	87,071,648	87,071,648	35,000,000
11/20/2025	164,778,954	164,778,954	87,034,564	87,034,564	35,000,000
12/20/2025	164,708,745	164,708,745	86,997,480	86,997,480	35,000,000
1/20/2026	164,638,537	164,638,537	86,960,396	86,960,396	35,000,000
2/20/2026	164,568,328	164,568,328	86,923,312	86,923,312	35,000,000
3/20/2026	164,498,120	164,498,120	86,886,228	86,886,228	35,000,000
4/20/2026	164,427,911	164,427,911	86,849,144	86,849,144	35,000,000
5/20/2026	164,357,703	164,357,703	86,812,060	86,812,060	35,000,000
6/20/2026	164,287,494	164,287,494	86,774,976	86,774,976	35,000,000
7/20/2026	164,217,286	164,217,286	86,737,892	86,737,892	35,000,000
8/20/2026	164,147,077	164,147,077	86,700,808	86,700,808	35,000,000
9/20/2026	164,076,869	164,076,869	86,663,724	86,663,724	35,000,000
10/20/2026	164,006,660	164,006,660	86,626,640	86,626,640	35,000,000
11/20/2026	163,936,452	163,936,452	86,589,556	86,589,556	35,000,000
12/20/2026	163,866,243	163,866,243	86,552,472	86,552,472	35,000,000
1/20/2027	163,796,035	163,796,035	86,515,388	86,515,388	35,000,000
2/20/2027	163,725,826	163,725,826	86,478,304	86,478,304	35,000,000
3/20/2027	163,655,618	163,655,618	86,441,220	86,441,220	35,000,000
4/20/2027	163,585,409	163,585,409	86,404,136	86,404,136	35,000,000
5/20/2027	163,515,201	163,515,201	86,367,052	86,367,052	35,000,000
6/20/2027	163,444,992	163,444,992	86,329,968	86,329,968	35,000,000
7/20/2027	163,374,784	163,374,784	86,292,884	86,292,884	35,000,000
8/20/2027	163,304,575	163,304,575	86,255,800	86,255,800	35,000,000
9/20/2027	163,234,367	163,234,367	86,218,716	86,218,716	35,000,000
10/20/2027	163,164,158	163,164,158	86,181,632	86,181,632	35,000,000

III-J-1

Date	Scheduled Class A-1 (AAA) Principal Balance ($)	Scheduled Class A-2 (AAA) Principal Balance ($)	Scheduled Class A-3 (A+) Principal Balance ($)	Scheduled Class A-4 (A+) Principal Balance ($)	Scheduled Class B Principal Balance ($)
11/20/2027	163,093,950	163,093,950	86,144,548	86,144,548	35,000,000
12/20/2027	163,023,741	163,023,741	86,107,464	86,107,464	35,000,000
1/20/2028	162,953,533	162,953,533	86,070,380	86,070,380	35,000,000
2/20/2028	162,883,324	162,883,324	86,033,296	86,033,296	35,000,000
3/20/2028	162,813,116	162,813,116	85,996,212	85,996,212	35,000,000
4/20/2028	162,742,907	162,742,907	85,959,128	85,959,128	35,000,000
5/20/2028	162,672,699	162,672,699	85,922,044	85,922,044	35,000,000
6/20/2028	—	162,602,490	—	85,884,960	35,000,000
7/20/2028	—	162,532,282	—	85,847,876	35,000,000
8/20/2028	—	162,462,073	—	85,810,792	35,000,000
9/20/2028	—	162,391,865	—	85,773,708	35,000,000
10/20/2028	—	162,321,656	—	85,736,624	35,000,000
11/20/2028	—	162,251,448	—	85,699,540	35,000,000
12/20/2028	—	162,181,239	—	85,662,456	35,000,000
1/20/2029	—	162,111,031	—	85,625,372	35,000,000
2/20/2029	—	162,040,822	—	85,588,288	35,000,000
3/20/2029	—	161,970,614	—	85,551,204	35,000,000
4/20/2029	—	161,900,405	—	85,514,120	35,000,000
5/20/2029	—	161,830,197	—	85,477,036	35,000,000
6/20/2029	—	161,759,988	—	85,439,952	35,000,000
7/20/2029	—	161,689,780	—	85,402,868	35,000,000
8/20/2029	—	161,619,571	—	85,365,784	35,000,000
9/20/2029	—	161,549,363	—	85,328,700	35,000,000
10/20/2029	—	161,479,154	—	85,291,616	35,000,000
11/20/2029	—	161,408,946	—	85,254,532	35,000,000
12/20/2029	—	161,338,737	—	85,217,448	35,000,000
1/20/2030	—	161,268,529	—	85,180,364	35,000,000
2/20/2030	—	161,198,320	—	85,143,280	35,000,000
3/20/2030	—	161,128,112	—	85,106,196	35,000,000
4/20/2030	—	161,057,903	—	85,069,112	35,000,000
5/20/2030	—	160,987,695	—	85,032,028	35,000,000
6/20/2030	—	160,917,486	—	84,994,944	35,000,000
7/20/2030	—	160,847,278	—	84,957,860	35,000,000
8/20/2030	—	160,777,069	—	84,920,776	35,000,000
9/20/2030	—	160,706,861	—	84,883,692	35,000,000
10/20/2030	—	160,636,652	—	84,846,608	35,000,000
11/20/2030	—	160,566,444	—	84,809,524	35,000,000
12/20/2030	—	160,496,235	—	84,772,440	35,000,000
1/20/2031	—	160,426,027	—	84,735,356	35,000,000
2/20/2031	—	160,355,818	—	84,698,272	35,000,000
3/20/2031	—	160,285,610	—	84,661,188	35,000,000
4/20/2031	—	160,215,401	—	84,624,104	35,000,000
5/20/2031	—	160,145,193	—	84,587,020	35,000,000
6/20/2031	—	160,074,984	—	84,549,936	35,000,000
7/20/2031	—	160,004,776	—	84,512,852	35,000,000
8/20/2031	—	159,934,567	—	84,475,768	35,000,000
9/20/2031	—	159,864,359	—	84,438,684	35,000,000
10/20/2031	—	159,794,150	—	84,401,600	35,000,000
11/20/2031	—	159,723,942	—	84,364,516	35,000,000
12/20/2031	—	159,653,733	—	84,327,432	35,000,000
1/20/2032	—	159,583,525	—	84,290,348	35,000,000
2/20/2032	—	159,513,316	—	84,253,264	35,000,000

III-J-2

Date	Scheduled Class A-1 (AAA) Principal Balance ($)	Scheduled Class A-2 (AAA) Principal Balance ($)	Scheduled Class A-3 (A+) Principal Balance ($)	Scheduled Class A-4 (A+) Principal Balance ($)	Scheduled Class B Principal Balance ($)
3/20/2032	—	159,443,108	—	84,216,180	35,000,000
4/20/2032	—	159,372,899	—	84,179,096	35,000,000
5/20/2032	—	159,302,691	—	84,142,012	35,000,000
6/20/2032	—	159,232,482	—	84,104,928	35,000,000
7/20/2032	—	159,162,274	—	84,067,844	35,000,000
8/20/2032	—	159,092,065	—	84,030,760	35,000,000
9/20/2032	—	159,021,857	—	83,993,676	35,000,000
10/20/2032	—	158,951,648	—	83,956,592	35,000,000
11/20/2032	—	158,881,440	—	83,919,508	35,000,000
12/20/2032	—	158,811,231	—	83,882,424	35,000,000
1/20/2033	—	158,741,023	—	83,845,340	35,000,000
2/20/2033	—	158,670,814	—	83,808,256	35,000,000
3/20/2033	—	158,600,606	—	83,771,172	35,000,000
4/20/2033	—	158,530,397	—	83,734,088	35,000,000
5/20/2033	—	158,460,189	—	83,697,004	35,000,000
6/20/2033	—	—	—	—	—

III-J-3

SCHEDULE III-F

SERIES 2023-1 NOTES

AMORTIZATION SCHEDULE

Date	Scheduled Class A-1 (AAA) Principal Balance ($)	Scheduled Class A-2 (A+) Principal Balance ($)	Scheduled Class B Principal Balance ($)
Series Closing Date	344,558,333	181,241,667	20,000,000
4/20/2024	344,414,167	181,165,833	20,000,000
5/20/2024	344,270,000	181,090,000	20,000,000
6/20/2024	344,125,833	181,014,167	20,000,000
7/20/2024	343,981,667	180,938,333	20,000,000
8/20/2024	343,837,500	180,862,500	20,000,000
9/20/2024	343,693,333	180,786,667	20,000,000
10/20/2024	343,549,167	180,710,833	20,000,000
11/20/2024	343,405,000	180,635,000	20,000,000
12/20/2024	343,260,833	180,559,167	20,000,000
1/20/2025	343,116,667	180,483,333	20,000,000
2/20/2025	342,972,500	180,407,500	20,000,000
3/20/2025	342,828,333	180,331,667	20,000,000
4/20/2025	342,684,167	180,255,833	20,000,000
5/20/2025	342,540,000	180,180,000	20,000,000
6/20/2025	342,395,833	180,104,166	20,000,000
7/20/2025	342,251,666	180,028,332	20,000,000
8/20/2025	342,107,499	179,952,498	20,000,000
9/20/2025	341,963,332	179,876,664	20,000,000
10/20/2025	341,819,165	179,800,830	20,000,000
11/20/2025	341,674,998	179,724,996	20,000,000
12/20/2025	341,530,831	179,649,162	20,000,000
1/20/2026	341,386,664	179,573,328	20,000,000
2/20/2026	341,242,497	179,497,494	20,000,000
3/20/2026	341,098,330	179,421,660	20,000,000
4/20/2026	340,954,163	179,345,826	20,000,000
5/20/2026	340,809,996	179,269,992	20,000,000
6/20/2026	340,665,829	179,194,158	20,000,000
7/20/2026	340,521,662	179,118,324	20,000,000
8/20/2026	340,377,495	179,042,490	20,000,000
9/20/2026	340,233,328	178,966,656	20,000,000
10/20/2026	340,089,161	178,890,822	20,000,000
11/20/2026	339,944,994	178,814,988	20,000,000
12/20/2026	339,800,827	178,739,154	20,000,000
1/20/2027	339,656,660	178,663,320	20,000,000
2/20/2027	339,512,493	178,587,486	20,000,000
3/20/2027	339,368,326	178,511,652	20,000,000
4/20/2027	339,224,159	178,435,818	20,000,000
5/20/2027	339,079,992	178,359,984	20,000,000
6/20/2027	338,935,825	178,284,150	20,000,000
7/20/2027	338,791,658	178,208,316	20,000,000
8/20/2027	338,647,491	178,132,482	20,000,000
9/20/2027	338,503,324	178,056,648	20,000,000

III-J-1

Date	Scheduled Class A-1 (AAA) Principal Balance ($)	Scheduled Class A-2 (A+) Principal Balance ($)	Scheduled Class B Principal Balance ($)
10/20/2027	338,359,157	177,980,814	20,000,000
11/20/2027	338,214,990	177,904,980	20,000,000
12/20/2027	338,070,823	177,829,146	20,000,000
1/20/2028	337,926,656	177,753,312	20,000,000
2/20/2028	337,782,489	177,677,478	20,000,000
3/20/2028	337,638,322	177,601,644	20,000,000
4/20/2028	337,494,155	177,525,810	20,000,000
5/20/2028	—	—	—

III-J-2

SCHEDULE III-G

SERIES 2024-1 CLASS A-1 (AAA) NOTES

AMORTIZATION SCHEDULE

Date	Scheduled Class A-1 (AAA) Principal Balance ($)
Series Closing Date	74,400,000
5/20/2024	74,369,000
6/20/2024	74,338,000
7/20/2024	74,307,000
8/20/2024	74,276,000
9/20/2024	74,245,000
10/20/2024	74,214,000
11/20/2024	74,183,000
12/20/2024	74,152,000
1/20/2025	74,121,000
2/20/2025	74,090,000
3/20/2025	74,059,000
4/20/2025	74,028,000
5/20/2025	73,997,000
6/20/2025	73,966,000
7/20/2025	73,935,000
8/20/2025	73,904,000
9/20/2025	73,873,000
10/20/2025	73,842,000
11/20/2025	73,811,000
12/20/2025	73,780,000
1/20/2026	73,749,000
2/20/2026	73,718,000
3/20/2026	73,687,000
4/20/2026	73,656,000
5/20/2026	73,625,000
6/20/2026	73,594,000
7/20/2026	73,563,000
8/20/2026	73,531,999
9/20/2026	73,500,999
10/20/2026	73,469,999
11/20/2026	73,438,999
12/20/2026	73,407,999
1/20/2027	73,376,999
2/20/2027	73,345,999
3/20/2027	73,314,998
4/20/2027	73,283,998
5/20/2027	73,252,998
6/20/2027	73,221,998

III-J-1

Date	Scheduled Class A-1 (AAA) Principal Balance ($)
7/20/2027	73,190,998
8/20/2027	73,159,998
9/20/2027	73,128,997
10/20/2027	73,097,997
11/20/2027	73,066,997
12/20/2027	73,035,997
1/20/2028	73,004,997
2/20/2028	72,973,997
3/20/2028	72,942,997
4/20/2028	72,911,996
5/20/2028	72,880,996
6/20/2028	72,849,996
7/20/2028	72,818,996
8/20/2028	72,787,996
9/20/2028	72,756,996
10/20/2028	72,725,996
11/20/2028	72,694,995
12/20/2028	72,663,995
1/20/2029	72,632,995
2/20/2029	72,601,995
3/20/2029	72,570,995
4/20/2029	—

III-J-2

SCHEDULE III-H

SERIES 2024-1 CLASS A-2 (AAA) NOTES

AMORTIZATION SCHEDULE

Date	Scheduled Class A-2 (AAA) Principal Balance ($)
Series Closing Date	260,600,000
5/20/2024	260,491,417
6/20/2024	260,382,833
7/20/2024	260,274,250
8/20/2024	260,165,667
9/20/2024	260,057,083
10/20/2024	259,948,500
11/20/2024	259,839,917
12/20/2024	259,731,333
1/20/2025	259,622,750
2/20/2025	259,514,167
3/20/2025	259,405,583
4/20/2025	259,297,000
5/20/2025	259,188,417
6/20/2025	259,079,833
7/20/2025	258,971,250
8/20/2025	258,862,667
9/20/2025	258,754,083
10/20/2025	258,645,500
11/20/2025	258,536,917
12/20/2025	258,428,333
1/20/2026	258,319,750
2/20/2026	258,211,167
3/20/2026	258,102,583
4/20/2026	257,994,000
5/20/2026	257,885,416
6/20/2026	257,776,832
7/20/2026	257,668,248
8/20/2026	257,559,665
9/20/2026	257,451,081
10/20/2026	257,342,497
11/20/2026	257,233,913
12/20/2026	257,125,329
1/20/2027	257,016,745
2/20/2027	256,908,161
3/20/2027	256,799,578
4/20/2027	256,690,994
5/20/2027	256,582,410
6/20/2027	256,473,826

III-N-1

Date	Scheduled Class A-2 (AAA) Principal Balance ($)
7/20/2027	256,365,242
8/20/2027	256,256,658
9/20/2027	256,148,075
10/20/2027	256,039,491
11/20/2027	255,930,907
12/20/2027	255,822,323
1/20/2028	255,713,739
2/20/2028	255,605,155
3/20/2028	255,496,571
4/20/2028	255,387,988
5/20/2028	255,279,404
6/20/2028	255,170,820
7/20/2028	255,062,236
8/20/2028	254,953,652
9/20/2028	254,845,068
10/20/2028	254,736,484
11/20/2028	254,627,901
12/20/2028	254,519,317
1/20/2029	254,410,733
2/20/2029	254,302,149
3/20/2029	254,193,565
4/20/2029	254,084,981
5/20/2029	253,976,397
6/20/2029	253,867,814
7/20/2029	253,759,230
8/20/2029	253,650,646
9/20/2029	253,542,062
10/20/2029	253,433,478
11/20/2029	253,324,894
12/20/2029	253,216,311
1/20/2030	253,107,727
2/20/2030	252,999,143
3/20/2030	252,890,559
4/20/2030	252,781,975
5/20/2030	252,673,391
6/20/2030	252,564,807
7/20/2030	252,456,224
8/20/2030	252,347,640
9/20/2030	252,239,056
10/20/2030	252,130,472
11/20/2030	252,021,888
12/20/2030	251,913,304
1/20/2031	251,804,720
2/20/2031	251,696,137

III-N-2

Date	Scheduled Class A-2 (AAA) Principal Balance ($)
3/20/2031	251,587,553
4/20/2031	—

III-N-3

SCHEDULE III-I

SERIES 2024-1 CLASS A-3 (AA) NOTES

AMORTIZATION SCHEDULE

Date	Scheduled Class A-3 (AA) Principal Balance ($)
Series Closing Date	25,600,000
5/20/2024	25,589,333
6/20/2024	25,578,667
7/20/2024	25,568,000
8/20/2024	25,557,333
9/20/2024	25,546,667
10/20/2024	25,536,000
11/20/2024	25,525,333
12/20/2024	25,514,667
1/20/2025	25,504,000
2/20/2025	25,493,333
3/20/2025	25,482,667
4/20/2025	25,472,000
5/20/2025	25,461,333
6/20/2025	25,450,667
7/20/2025	25,440,000
8/20/2025	25,429,333
9/20/2025	25,418,667
10/20/2025	25,408,000
11/20/2025	25,397,333
12/20/2025	25,386,667
1/20/2026	25,376,000
2/20/2026	25,365,333
3/20/2026	25,354,667
4/20/2026	25,344,000
5/20/2026	25,333,333
6/20/2026	25,322,666
7/20/2026	25,311,999
8/20/2026	25,301,332
9/20/2026	25,290,665
10/20/2026	25,279,998
11/20/2026	25,269,331
12/20/2026	25,258,664
1/20/2027	25,247,997
2/20/2027	25,237,330
3/20/2027	25,226,663
4/20/2027	25,215,996
5/20/2027	25,205,329
6/20/2027	25,194,663

III-N-1

Date	Scheduled Class A-3 (AA) Principal Balance ($)
7/20/2027	25,183,996
8/20/2027	25,173,329
9/20/2027	25,162,662
10/20/2027	25,151,995
11/20/2027	25,141,328
12/20/2027	25,130,661
1/20/2028	25,119,994
2/20/2028	25,109,327
3/20/2028	25,098,660
4/20/2028	25,087,993
5/20/2028	25,077,326
6/20/2028	25,066,659
7/20/2028	25,055,992
8/20/2028	25,045,325
9/20/2028	25,034,658
10/20/2028	25,023,991
11/20/2028	25,013,324
12/20/2028	25,002,657
1/20/2029	24,991,990
2/20/2029	24,981,323
3/20/2029	24,970,656
4/20/2029	—

III-N-2

SCHEDULE III-J

SERIES 2024-1 CLASS A-4 (AA) NOTES

AMORTIZATION SCHEDULE

Date	Scheduled Class A-4 (AA) Principal Balance ($)
Series Closing Date	89,400,000
5/20/2024	89,362,750
6/20/2024	89,325,500
7/20/2024	89,288,250
8/20/2024	89,251,000
9/20/2024	89,213,750
10/20/2024	89,176,500
11/20/2024	89,139,250
12/20/2024	89,102,000
1/20/2025	89,064,750
2/20/2025	89,027,500
3/20/2025	88,990,250
4/20/2025	88,953,000
5/20/2025	88,915,750
6/20/2025	88,878,500
7/20/2025	88,841,250
8/20/2025	88,804,000
9/20/2025	88,766,750
10/20/2025	88,729,500
11/20/2025	88,692,250
12/20/2025	88,655,000
1/20/2026	88,617,750
2/20/2026	88,580,500
3/20/2026	88,543,250
4/20/2026	88,506,000
5/20/2026	88,468,749
6/20/2026	88,431,498
7/20/2026	88,394,247
8/20/2026	88,356,996
9/20/2026	88,319,745
10/20/2026	88,282,494
11/20/2026	88,245,243
12/20/2026	88,207,992
1/20/2027	88,170,741
2/20/2027	88,133,490
3/20/2027	88,096,239
4/20/2027	88,058,988
5/20/2027	88,021,737
6/20/2027	87,984,485

III-N-1

Date	Scheduled Class A-4 (AA) Principal Balance ($)
7/20/2027	87,947,234
8/20/2027	87,909,983
9/20/2027	87,872,732
10/20/2027	87,835,481
11/20/2027	87,798,230
12/20/2027	87,760,979
1/20/2028	87,723,728
2/20/2028	87,686,477
3/20/2028	87,649,226
4/20/2028	87,611,975
5/20/2028	87,574,724
6/20/2028	87,537,473
7/20/2028	87,500,222
8/20/2028	87,462,971
9/20/2028	87,425,720
10/20/2028	87,388,469
11/20/2028	87,351,218
12/20/2028	87,313,967
1/20/2029	87,276,716
2/20/2029	87,239,465
3/20/2029	87,202,214
4/20/2029	87,164,963
5/20/2029	87,127,712
6/20/2029	87,090,461
7/20/2029	87,053,210
8/20/2029	87,015,959
9/20/2029	86,978,708
10/20/2029	86,941,456
11/20/2029	86,904,205
12/20/2029	86,866,954
1/20/2030	86,829,703
2/20/2030	86,792,452
3/20/2030	86,755,201
4/20/2030	86,717,950
5/20/2030	86,680,699
6/20/2030	86,643,448
7/20/2030	86,606,197
8/20/2030	86,568,946
9/20/2030	86,531,695
10/20/2030	86,494,444
11/20/2030	86,457,193
12/20/2030	86,419,942
1/20/2031	86,382,691
2/20/2031	86,345,440

III-N-2

Date	Scheduled Class A-4 (AA) Principal Balance ($)
3/20/2031	86,308,189
4/20/2031	—

III-N-3